EXHIBIT 10.1

SECURED LOAN AGREEMENT
(With Exhibits A, B and C attached)

This SECURED LOAN AGREEMENT (as may be amended from time to time hereafter, this “Agreement”), dated as of February 11, 2013 (“Effective Date”), is entered into by and among (i) ELKHORN PARTNERS LIMITED PARTNERSHIP, a limited partnership organized and existing under the laws of the State of Nebraska, as lender (“Lender”), (ii) COMARCO, INC., a California corporation (“Comarco”), and (iii) COMARCO WIRELESS TECHNOLOGIES, INC., a Delaware corporation (“CWT” and, together with Comarco, the “Borrowers” and each, individually, a “Borrower”).  For each of reference, the Lender and Borrowers shall sometimes be referred to herein, collectively, as the “Parties” and individually as a “Party”.

W I T N E S S E T H:

WHEREAS, the Lender has agreed to provide to Borrowers a senior secured term loan in the amount of One Million Five Hundred Thousand Dollars ($1,500,000) (or, as the context may require, the principal amount thereof from time to time outstanding, the “Loan”) on the terms and conditions set forth hereinafter.

WHEREAS, the Parties have agreed that the Loan shall be evidenced by a promissory note, substantially in the form of Exhibit A hereto (the “Note”), to be executed by the Borrowers in favor of the Lender; and

WHEREAS, concurrently herewith, the Borrowers are entering into a security agreement, in substantially the form of Exhibit B hereto (the “Security Agreement”), pursuant to which the Borrowers are granting to Lender, on the terms and provisions set forth in such Agreement, a security interest in the respective assets of each Borrower listed on Exhibit A to such Agreement, as security for the obligations of the Borrowers under this Agreement, the Note, that Security Agreement, the Pledge Agreement (as hereinafter defined) and the instruments, documents and agreements executed or delivered in connection therewith (collectively, the “Loan Documents”).

NOW, THEREFORE, in consideration of the foregoing premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto agree as set forth below:

ARTICLE I
DEFINITIONS

Section 1.01 Definitions.  Wherever used in this Agreement or the Exhibits, or any Schedules attached hereto, the following terms shall have the respective meanings set forth below (unless the context otherwise requires):

“Accredited Investor” has the meaning ascribed to it in the Securities Act of 1933, Rule 501, as amended.

“Additional Taxes” has the meaning given to it in Section 2.09(b).

“Applicable Law” means any law of any Governmental Authority, including, without limitation, all national, federal, state and local banking or securities laws, to which the Person in question is subject or by which it or any of its material property is bound.

“Applicable Rate” means seven percent (7.0%) per annum from the date of Funding to the first anniversary thereof of the date of Funding and eight and one-half percent (8.5%) per annum during the period from such anniversary date to the date on which principal amount of the Loan has been paid in full in the manner set forth in Article II and/or Article III hereof.

“Bankruptcy Event” means the occurrence of any of the following:  (i) either Borrower is unable or fails, or shall admit in writing its inability, to pay its debts as they become due or either Borrower shall make an assignment for the benefit of creditors; (ii) either Borrower files a voluntary petition under any Bankruptcy Law seeking relief from its creditors; or (ii) an involuntary petition or proceeding is filed or commenced against either Borrower under any Bankruptcy Law and such petition or proceeding is not dismissed within sixty (60) days thereafter, or such Borrower consents to or fails to contest any such involuntary petition or proceeding, or (iii) a court having jurisdiction issues an order or decree providing for the appointment of a receiver, liquidator, sequestrator, custodian or other officer having similar powers over either Borrower or over all or a substantial part of respective assets or properties of either Borrower which remains undismissed for a period of thirty (30) consecutive days of such appointment, or either Borrower consents to any such appointment, or (iv) an attachment, execution or similar process shall have been issued against any substantial part of the property or assets of either Borrower which is not dismissed, stayed or bonded against within thirty (30) days of the issuance thereof or either Borrower consents thereto, or either Borrower shall make an assignment for the benefit of creditors.

“Bankruptcy Law” means Title 11, United States Code or any similar Federal or state law for the relief of debtors.

“Broadwood Loan” means that certain secured six month term loan made by Broadwood Partners LP (“Broadwood”) in the principal amount of two million dollars ($2,000,000)

“Business” means the business being conducted by the Company as described in the Company’s Annual Report on Form 10-K filed with the SEC on April 30, 2012 (the “2012 10-K”), subject to such changes that may be made hereafter in the business of the Company with the approval of the Company’s Board of Directors.

“Business Day” means a day on which banks are open for business in the City of Los Angeles, United States of America.

“Change of Control” means the occurrence, while any amount is outstanding under the Agreement and Note, of any of the following events: (i) except for the Lender, any Person or “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than fifty percent (50%) of the voting power of all classes of shareholders of Comarco; (ii) individuals who on the Effective Date constituted the board of directors of Comarco (together with any new directors whose election to such board of directors of Comarco, or whose nomination for election by the shareholders of Comarco, was approved by a vote of two thirds of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Comarco then in office except changes in the board of directors resulting from annual uncontested elections; or (iii) Comarco ceases to own, beneficially and of record, one hundred percent (100%) of the total issued and outstanding shares of capital stock of CWT.

“Closing” means the day on which the Loan is funded and the Loan funds are deposited pursuant to Section 2.02.

“Conversion Date” has the meaning given to it in Section 3.01.

“Conversion Price” has the meaning given to it in Section 3.01.

“Conversion Price Adjustment Period” has the meaning given to it in Section 3.02(a).

“Conversion Shares” has the meaning given to it in Section 3.01.

“Default” means any event which, with the giving of notice, lapse of time, determination of materiality or fulfillment of any other applicable condition (or any combination of the foregoing), would constitute an Event of Default.

“Default Rate” means fifteen percent (15.0%) per annum.

“Dollars” and the “$” sign mean the lawful currency of the United States of America.

“Event of Default” has the meaning given to it in Section 7.01.

 “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, or any successor statute thereto.

“Funding” has the meaning given to it in Section 2.02.

“Government Authority” means any government, governmental department, ministry, cabinet, commission, board, bureau, agency, tribunal, regulatory authority, instrumentality, judicial, legislative, fiscal, or administrative body or entity, domestic or foreign, federal, state or local having jurisdiction over the matter or matters and Person or Persons in question.

“Indebtedness” means with respect to any Person, as of the relevant date for calculation, without duplication, (i) any obligation of such Person for borrowed money; (ii) any obligation of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) any obligation of such Person to pay the deferred purchase price of goods, property or services (other than trade payables incurred in the ordinary course of business); (iv) any obligation of such Person under conditional sales or other title retention agreements; (v) obligations of such Person to pay rent under any lease which, under U.S. GAAP as in effect on the date hereof, is required to be capitalized on the books of such Person; (vi) any obligation of such Person to purchase securities or other property which arises out of or in connection with the purchase of the same or substantially similar securities or property by such Person; (vii) any obligations of such Person under reimbursement or similar agreements with respect to the issuance of letters of credit, banker’s acceptances or other similar financial accommodations, except letters of credit issued in the ordinary course of business, including in connection with the purchase of supplies or products; (viii) any obligations of such Person to pay rent or other amounts under leases entered into in connection with sale and leaseback transactions involving assets of such Person being sold in connection therewith; (ix) any Indebtedness of any other Person secured by a Lien on any asset of such Person; (x) the net liabilities or obligations of such Person under any interest rate or currency swap or other financial hedging contract; and (xi) Indebtedness of any other Person that has been guaranteed, directly or indirectly, by such Person.

“Indemnified Person” has the meaning given to it in Section 8.12.

“Indemnity” has the meaning given to it in Section 8.12.

“Intellectual Property Rights” has the meaning given to it in Section 4.01(i).

“Issuance Transaction” has the meaning given to it in Section 3.02(e).

“Lien” means any lien, pledge, mortgage, security interest, deed of trust, hypothecation, title retention, or charge or other encumbrance on or with respect to property or an interest in property having the practical effect of constituting a security interest.

“Loss” has the meaning given to it in Section 8.12.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, prospects, or condition (financial or other) of the Borrowers or their property, considered on a consolidated basis, (b) the ability of the Borrowers to timely perform their material obligations under this Agreement or the other Loan Documents, or (c) the material rights and remedies of the Lender under this Agreement or any of the other Loan Documents.

“Maturity Date” means (i) November 30, 2014 or (ii) if payment of the unpaid principal amount of and accrued but unpaid interest thereon is accelerated due to the occurrence and continuance of an Event of Default as provided in Section 7.01 hereof, the date to which such payment is accelerated, whichever is earlier; provided, however, that if such date is not a Business Day, the Maturity Date shall be the Business Day immediately following such date.

“Payoff Letter” means a letter substantially in the form of Exhibit F hereto, executed by Broadwood and to be delivered to Lender at the Closing as a condition to the funding of the Loan.

“Permitted Liens” means (i) Liens in favor of the Lender, (ii) statutory Liens created by operation of applicable law, including liens of landlords, carriers, warehousemen, mechanics, materialmen or suppliers securing obligations that are not overdue or that are being contested in good faith by appropriate proceedings, (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance, social security and other like laws and in connection with leases or trade contracts, (iv) easements, licenses, covenants and other restrictions affecting the use of property which have not had and are not reasonably expected to have a material adverse effect on the value of or Borrower’s ability to use such property for its intended purpose in connection with the Businesses of the Borrowers; (v) Liens arising in the ordinary course of business and securing obligations that are not overdue or that are being contested in good faith by appropriate proceedings, (vi) Liens for Taxes and government charges or levies not yet due and payable or that are being contested in good faith by appropriate proceedings by either Borrower, provided that adequate reserves with respect thereto are maintained on the books of Comarco in accordance with U.S. GAAP; and (vii) any involuntary Liens securing amounts which are less than $50,000 individually and less than $100,000 in the aggregate.

“Person” means and includes any natural person, individual, partnership, joint venture, corporation, trust, limited liability company, limited company, joint stock company, unincorporated organization, government entity or any political subdivision or agency thereof, or any other entity.

“Pledge Agreement” means that certain pledge agreement, in the form attached hereto as Exhibit C, dated as of the date hereof, by and between Comarco and the Lender, pursuant to which Comarco pledged to the Lender all of Comarco’s right, title and interest in and to, and provided a first priority lien and security interest on, 3,065,000 issued and outstanding shares of capital stock of CWT, which are equal to one hundred percent (100%) of the total issued and outstanding shares of capital stock of CWT, as security for all of the Borrower’s obligations under the Transaction Documents;

“Reorganization Transaction” has the meaning given to it in Section 3.02(d).

“SEC” means the United States Securities and Exchange Commission and any successor entity thereto.

“Securities Act” means the United States Securities Act of 1933, as amended, or any successor statute thereto.

“Security Agreement” shall have the meaning given to such term in the Recitals to this Agreement.

“Stock Purchase Agreement” means that certain Stock Purchase Agreement of even date herewith pursuant to which Lender is purchasing from Borrower and Borrower is selling to Lender, concurrently herewith, a total of 6,250,000 shares of Borrower’s common stock for an aggregate purchase price of $1,000,000.

“Taxes” means all present and future taxes, levies, imposts, stamp or other duties, fees, assessments, deductions, withholdings, and all other governmental charges, and all liabilities with respect thereto.

“Transaction Documents” means this Agreement, the Note, the Security Agreement, the Pledge Agreement, the Stock Purchase Agreement and the instruments, documents and agreements executed or delivered in connection therewith.

“U.S. GAAP” means generally accepted accounting principles in the United States of America in effect from time to time, and applied on a consistent basis.

Section 1.02 Interpretation.  In this Agreement, unless the context otherwise requires, all words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties requires and the verb shall be read and construed as agreeing with the required word and pronoun; the division of this Agreement into Articles, Sections and Subsections and the use of headings and captions is for convenience of reference only and shall not modify or affect the interpretation or construction of this Agreement or any of its provisions; unless otherwise expressly stated, the words “herein,” “hereof,” “hereunder,” “hereinafter” and “hereto” and words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Subsection or paragraph or clause where any such terms may appear; the words “include,” “including,” and derivations thereof shall be deemed to have the phrase “without limitation” attached thereto unless otherwise expressly stated; references to a specified Article, Exhibit, Section or Schedule shall be construed as a reference to that specified Article, Exhibit, Section or Schedule of this Agreement; and any reference to this Agreement or any of the Transaction Documents means such agreement or document as the same shall be amended, supplemented or modified and from time to time in effect.

Section 1.03 Business Day Adjustment.  Where the day on or by which a payment is due to be made is not a Business Day, said payment shall be made on or by the following Business Day.

ARTICLE II
AGREEMENT FOR THE LOAN

Section 2.01    The Loan.  Lender hereby agrees to lend to the Borrowers and the Borrowers hereby agree to borrow from the Lender, on the terms and subject to the conditions set forth hereinafter, the Loan in the principal amount of One Million Five Hundred Thousand Dollars ($1,500,000).  Amounts borrowed and repaid or prepaid may not be re-borrowed.

Section 2.02    Funding.  Subject to the terms and provision hereof, Lender shall, on behalf of Borrowers, wire the full amount of the Loan in immediately available funds (the “Funding”), as follows:

(a)           to Broadwood: the amount necessary to pay off the Broadwood Loan as set forth in the Payoff Letter executed and returned by Broadwood as contemplated by Section 5.01(c)(1); and

(b)           to the Borrowers:  On such date as Broadwood has satisfied its obligations under the Payoff Letter, the balance of the proceeds of the Loan, less the costs and expenses incurred by Lender and owed to Lender by Borrowers pursuant to Section 2.10 hereof, shall be wired by Lender to one or more deposit accounts designated in writing by Comarco.

Section 2.03       Use of Proceeds.  Comarco shall use the proceeds of the Loan, together with the proceeds from the concurrent sale, on this date, of 1,000,000 shares of Borrower’s common stock to Lender pursuant to the Stock Purchase Agreement, to pay the principal of and accrued but unpaid interest on the Broadwood Loan and to fund capital expenditures and its general working capital requirements.

Section 2.04        Interest.  Interest shall accrue at the Applicable Rate on the principal amount of the Loan from time to time outstanding.  Interest shall accrue and be calculated on the actual number of days elapsed and on the basis of a 360 day year.

Section 2.05    Interest on Late Payments.  Without limiting the remedies available to the Lender under this Agreement, the other Transaction Documents or otherwise, to the maximum extent permitted by applicable law, if the Borrower fails to make payment of principal or interest when due or if one or more other Events of Default specified in Section 7.01 occurs and is continuing, the Borrower shall pay interest on the Loan and accrued but unpaid interest at the lesser of (i) the Default Rate or (ii) the highest non-usurious rate permitted to be paid under applicable law, for so long as such amounts remain outstanding or for so long as the other Events of Default are continuing.

Section 2.06        Note.  The Borrowers’ obligation to repay the Loan shall be evidenced by the Note, payable to the order of the Lender.

Section 2.07    Payments.  All accrued interest on the Loan shall be due and payable in arrears on (a) October 31, 2013, (b) April 30, 2014, (c) the Maturity Date and (d) payment in full.  The then unpaid principal balance of the Loan, together with all unpaid accrued interest thereon, shall be due and payable on the Maturity Date.  Except as and to the extent otherwise set forth in Section 3.01 below, any payment of the principal of and interest on the Loan, and any other payments which the Borrowers become obligated to pay to the Lender pursuant any of the Loan Documents shall be made in Dollars in immediately available funds, without deduction, set off or counterclaim, at such bank or banks, and in such place or places, as the Lender shall from time to time designate in writing to Comarco.  Borrowers shall pay all and any costs (administrative or otherwise) imposed by banks, clearing houses, or any other financial institution, in connection with making any of the aforementioned payments, except for any costs imposed by Lender’s banking institutions.

Section 2.08      Prepayments.  Notwithstanding anything to the contrary that may be contained elsewhere in this Agreement or in the other Loan Documents, Borrowers may prepay the Loan at any time in whole or from time to time in part, without penalty or premium or other charge whatsoever.  Any such prepayment shall be applied (i) first to any costs or charges incurred by Lender with respect to which it is entitled to reimbursement pursuant to this Loan Agreement or any of the other Loan Documents, (ii) second, to accrued but unpaid interest on principal amount of the Loan from time to time outstanding, and (iii) finally, to the unpaid principal amount of the Loan.  Comarco shall provide Lender at least five (5) Business Days prior written notice of any such prepayment, provided, however, that such notice shall not obligate the Borrowers to make such prepayment, as it is agreed that the making of prepayments is voluntary on the part of the Borrowers.

Section 2.09   Taxes

(a)              Subject to the exceptions set forth in Paragraphs 6.03(a) and (b) below, Borrowers shall pay or cause to be paid all present and future Taxes, if any, now or at any time hereafter levied or imposed by any Government Authority on or in connection with the payment of principal of or interest on the Loan pursuant to this Agreement, unless such Taxes are being contested in good faith by either of the Borrowers, and all payments of principal of or interest on the Loan shall be made without deduction for or on account of any such Taxes, except that such Taxes may be deducted or withheld from such payments made by the Borrowers to the Lender if such deduction or withholding is required by Applicable Law.

(b)              In the event either Borrower is required to withhold any such Taxes or is prevented by operation of law or otherwise from paying or causing to be paid any such Taxes, as provided in Paragraph 2.09(a) above, the Borrowers shall, on Lender’s demand, reimburse Lender for the Taxes that were withheld or were not permitted to be paid by Borrower as provided in Section 2.09(a) above (“Additional Taxes”) which, until so reimbursed, shall bear interest at the Applicable Rate.

(c)              In the event that Lender receives a refund from the relevant Government Authority to which either Borrower has paid withholding or other Taxes pursuant to this Section 2.09, Lender shall pay such refund promptly to such Borrower.

Section 2.10 Costs and Expenses.  Borrowers shall pay all costs and expenses incurred by Lender on demand (including, without limitation, search costs, audit fees, inspection fees, appraisal fees and the reasonable fees and expenses of legal counsel for Lender) relating to this Agreement, all related agreements and documents (including, without limitation, expenses incurred in the analysis, negotiation, preparation, closing, administration and enforcement of this Agreement and the other Loan Documents).  In the event of any Default or Event of Default which requires action by Lender in accordance with the terms of the Loan Documents, Borrower shall pay all expenses incurred by Lender on demand relating to the enforcement, protection and defense of the rights of Lender in and to the collateral or otherwise hereunder.  Additionally, Borrower shall pay all expenses relating to extensions, amendments, modifications, waivers or consents pursuant to the provisions hereof, or any related agreements and documents or relating to agreements with other creditors, or termination of this Agreement.

ARTICLE III
CONVERSION OF UNPAID PRINCIPAL AND INTEREST

SECTION 3.01         Conversion Of Unpaid Principal Or Interest.  If and to the extent that the Borrowers fail to pay, by the Maturity Date, the entire principal amount and accrued but unpaid interest on the Loan, the then unpaid principal balance thereof and such accrued but unpaid interest thereon shall, at the option of Lender, convert, on such Maturity Date (the “Conversion Date”), into shares of Comarco Common Stock at a per share conversion price of $0.25 (“Conversion Price”), in full payment of the unpaid principal of and the unpaid interest accrued on the Loan.  The number of shares of Comarco Common Stock issuable upon such a conversion (the “Conversion Shares”) shall equal the sum of the unpaid balance of the principal amount and accrued but unpaid interest due on the Loan and not paid in cash at or before the close of Business on the Maturity Date divided by the Conversion Price, as the same may be adjusted pursuant to Section 3.02 below.  In the event Lender does not exercise its option, by written notice to Borrowers, on or before the Maturity Date, the entire principal amount and accrued but unpaid interest on the Loan shall continue to be due and payable in cash on the Maturity Date.

   (a)           Mechanics of Conversion.  In the event of such a conversion, Lender shall promptly (i) surrender the Note to Comarco, (ii) execute and deliver a written instrument, substantially in the form of Exhibit D hereto, releasing all security interests and liens on assets of the Borrowers held by Lender as security for the Loan, and (iii) deliver written instructions to the Borrower with respect to the name or names in which the certificate or certificates for the Conversion Shares are to be issued, provided that no other Person shall be entitled to receive any of the Conversion Shares if the issuance of such Shares to such Person would violate applicable federal or state securities laws or the restrictions on transfer set forth in Section 4.02(d) hereof.  The Lender, or such other Person or Persons entitled to receive the Conversion Shares, shall be treated for all purposes as the record holder or holders of such Shares as of the Conversion Date.

   (b)           Stock Certificates. The Borrower at its expense shall, as soon as practicable thereafter, issue and deliver to the Lender, or to such other Person or Persons entitled to receive the Conversion Shares, a certificate or certificates for the number of Conversion Shares to which the Lender is entitled, registered in the name of the Lender or, subject to Subsection 3.01(a) above, to which such other Person or Persons shall be entitled as aforesaid, registered in such Person’s or Persons’ names.  Such certificate or certificates shall bear a restrictive legend substantially in the form set forth in Exhibit E hereto.

   (c)           Payment of Stock Issuance or Transfer Taxes.  The issuance of certificates for the Conversion Shares shall be made without charge to the Lender for any stock transfer or other issuance tax in respect thereto; provided, however, that the Lender shall be required to pay any and all taxes which may be payable in respect of any transfer involved in the issuance and delivery of any such stock certificate in a name other than that of the Lender.

   (d)          No Fractional Shares.  No fractional shares of Common Stock will be issued in connection with any conversion of the Loan and, in lieu of issuance of any fractional share, Borrower shall pay to Lender, or to such Person or Persons, other than Lender, entitled to receive any of the Conversion Shares, a sum in cash equal to the product resulting from multiplying $0.25 by such fraction.

SECTION 3.02.                 Adjustments to Conversion Price in Certain Events.  The Conversion Price and number of Conversion Shares issuable pursuant to Section 3.01 above shall be subject to adjustment from time to time upon the happening, during the Conversion Price Adjustment Period (as defined below), of any of the following events:

   (a)           Adjustment for Stock Splits and Combinations.  If, at any time or from time to time after the Effective Date of this Agreement and prior to the payment in full, in cash or by issuance of Conversion Shares, of the principal of and interest on the Loan (the “Conversion Price Adjustment Period”), Comarco shall subdivide its outstanding shares of Common Stock, the Conversion Price in effect immediately prior thereto shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of any unpaid principal of or interest on the Loan shall be increased in proportion to such increase in the aggregate number of shares of Comarco Common Stock outstanding as a result of such subdivision.  If, at any time or from time to time during the Conversion Price Adjustment Period, Comarco shall combine its outstanding shares of Common Stock, the Conversion Price in effect immediately prior thereto shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of any of the principal of or interest on the Loan shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding as a result of such combination.  Any adjustment under this Paragraph 3.02(a) shall become effective at the close of business on the day such subdivision or combination (as the case may be) becomes effective.

(b)           Adjustment for Dividends and Distributions in Shares of Common Stock. If, at any time or from time to time during the Conversion Price Adjustment Period, Comarco shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the issued and outstanding shares of Common Stock in additional shares of Comarco Common Stock, then and in each such event the Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price in effect immediately prior thereto by a fraction: (i) the numerator of which shall be the total number of shares of Comarco Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, plus the number of shares of Common Stock issuable in payment of such dividend or distribution.  Notwithstanding the foregoing, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section as of the time of actual payment of such dividends or distributions.

    (c)           Adjustments for Reclassification, Exchange and Substitution.  If, at any time or from time to time during the Conversion Price Adjustment Period, the Common Stock issuable upon conversion of any principal of or interest on the Loan shall be changed into the same or a different number of shares of any other class or classes of stock of Comarco, whether by capital reorganization or  reclassification or other similar transaction (other than a subdivision or combination of Shares provided for above), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, or similar transaction, be proportionately adjusted such that, on any conversion of the principal amount of or interest on the Loan pursuant to Section 3.01 hereof, Lender shall receive, in lieu of the number of shares of Common Stock which it would otherwise have been entitled to receive on such conversion, a number of shares of such other class or classes of stock which Lender would have received as a result of such capital reorganization or reclassification if such conversion had taken place immediately prior to the such reorganization, reclassification or other similar transaction.

(d)           Adjustment for certain Mergers and Reorganizations.  If, at any time or from time to time during the Conversion Price Adjustment Period, Comarco consummates a merger, consolidation or other reorganization (a “Reorganization Transaction”) in which the outstanding shares of Comarco Common Stock is exchanged for or converted into shares or other securities of another party to any such Reorganization Transaction or for or into cash or other property, then Comarco (or if it is not the surviving corporation in such Transaction, the surviving corporation or its parent corporation) shall make lawful and adequate provision so that the Lender will have the right thereafter to receive, upon the conversion of any of the unpaid principal of and interest on the Loan pursuant to Section 3.01 above, the kind and number of shares of stock or the kind and number or amount (as the case may be) of other securities, or cash or other property which the Lender would have received if such conversion had taken place immediately prior to the consummation of such Reorganization Transaction.  In any such case, appropriate adjustment will be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Lender, to the end that the provisions set forth herein will thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property securities or property thereafter deliverable upon conversion of the unpaid principal and accrued but unpaid interest on the Loan pursuant to Section 3.01(a) above.

(e)           Adjustment for certain Issuances.  If, at any time or from time to time during the Conversion Price Adjustment Period, Comarco issues any Comarco Common Stock, except for any Excepted Issuances (as defined herein) (an “Issuance Transaction”) for consideration less than the Conversion Price then in effect at the time of such Issuance Transaction, then, and thereafter successively upon each additional Issuance Transaction during the Conversion Price Adjustment Period, the Conversion Price shall be reduced to such other lower price.  For purposes of this adjustment, the issuance of any equity or debt instrument of Comarco, other than any Excepted Issuances, carrying the right to convert such security or debt instrument into Comarco Common Stock or of any warrant, right or option to purchase Comarco Common Stock (each of the foregoing, a “Common Stock Equivalent”) shall result in an adjustment to the Conversion Price upon the issuance of such Common Stock Equivalent if the conversion or exercise price (as the case may be) thereof is lower than the Conversion Price in effect upon such issuance of any such Common Stock Equivalent and again at any time upon any actual issuances of shares of Comarco Common Stock upon any exercise or conversion of such Common Stock Equivalent, provided that the price paid upon the actual issuance of shares of Common Stock on exercise or conversion of such Common Stock Equivalent, plus the consideration, if any, paid on or for the issuance of such Common Stock Equivalent, is lower than the Conversion Price in effect immediately prior to such exercise or conversion.  Other than with respect to Excepted Issuances, Comarco Common Stock issued or issuable by Comarco for no consideration will be deemed issuable or to have been issued for $0.001 per share of Comarco Common Stock or, if the consideration paid for the shares in the Issuance Transaction cannot be determined at the time of issue, the adjustment contemplated hereby shall take place as soon as practicable after such consideration become determinable (whether during or after the Conversion Price Adjustment Period).  Upon any reduction of the Conversion Price, the number of shares of Comarco Common Stock that the Lender shall thereafter be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Comarco Common Stock that would otherwise (but for the provisions of this Section 3.02(e)) be issuable on such exercise by a fraction of which (a) the numerator is the Conversion Price that would otherwise (but for the provisions of this Section 3.02(e)) be in effect, and (b) the denominator is the Conversion Price in effect on the date of such exercise.  For purposes of this Section 3.02(e) (“Excepted Issuances”) shall mean any and each of the following: (i) the issuance of shares of Common Stock pursuant to Section 3.02(a), Section 3.02(b), Section 3.02(c) or Section 3.02(d) above, (ii) the issuance of shares of Comarco Common Stock pursuant to the Stock Purchase Agreement, (iii) the issuance of shares of Comarco Common Stock on conversion in whole or in part of the Loan, (iv) the issuance of shares of Common Stock, or Comarco Common Stock Equivalents, as full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity, (v) Comarco’s issuance of Common Stock or Common Stock Equivalents in connection with strategic license agreements and other partnering arrangements, (vi) grants or issuances of options to purchase Comarco Common Stock or grants or issuances of other equity incentives (such as, but not limited to, restricted shares of Common Stock) to officers or other employees or directors of, or consultants or advisors to, Comarco or any of its subsidiaries pursuant to any plan, agreement or arrangement approved by Comarco’s Board of Directors and the issuance of shares or other securities on the exercise or vesting of such options or other equity incentives, and (vii) the issuance of shares of Common Stock or other securities upon or as a result of the exercise of stock purchase warrants which Comarco became contractually obligated, prior to the Closing, to grant or issue at any time thereafter or which were granted or issued and in effect as of the Closing.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Section 4.01 Representations and Warranties of the Borrowers  The Borrowers represent and warrant as of the date hereof and as of the date of Funding, as follows:

(a)              Comarco is a corporation duly incorporated and validly existing under the laws of the State of California; and CWT is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

(b)              Each Borrower has the requisite corporate power and authority to enter into each of the Transaction Documents to which it is, or will be, a party and to consummate the transactions contemplated hereby and thereby and to incur the borrowings under this Agreement, all of which have been duly authorized by all necessary corporate action of the Borrowers and, assuming the due authorization, execution and delivery of the Transaction Documents by Lender, such Documents constitute legal, valid and binding obligations of each of the Borrowers that is a party thereto, enforceable against each of such Borrowers in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (regardless of whether such enforceability is considered in equity or at law).

(c)              The Borrowers have all permits, authorizations, consents, approvals, and licenses of any Government Authority or other Persons required for the conduct of the Business as currently conducted and as proposed to be conducted, except where the failure to have any such permits, authorizations, consents, approvals or licenses is not reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

(d)              All authorizations, consents, approvals, registrations, exemptions and licenses with or from Government Authorities which are necessary for the validity hereof, the borrowing hereunder and the execution and delivery of the Transaction Documents to which each Borrower is a party and the performance thereby of their respective obligations hereunder and thereunder, have been obtained and are in full force and effect on the date hereof.

(e)              Neither the entering into this Agreement or any other of the Transaction Documents, nor the compliance with any of their respective terms by the Borrowers, conflicts with, violates or results in a breach of any of the terms, conditions or provisions of, or constitutes a default or event of default (however described) or requires any consent under, any indenture, mortgage, agreement or other material instrument or arrangement to which either of the Borrowers is a party or by which either of them is bound, or violates any judgment, decree, award, order or any statute, rule or regulation applicable to either of them, except for any conflict, violation or breach that would not, either individually or in the aggregate, have a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated by this Agreement or any of the other Transaction Documents.

(f)              Except as previously disclosed in the Comarco’s public filings with the SEC or as disclosed in writing to the Lender, there is no material claim, action or proceeding pending, or to the knowledge of the Borrowers, being threatened, against either of the Borrowers before any court or arbitrator or before or by any Government Authority.

(g)             The Borrowers (i) are capable of paying their debts as they come due and are able to pay and have not admitted an inability to pay their debts as they come due (except as previously disclosed in the Borrower’s public filings with the SEC), (ii) are not bankrupt and (iii) have not taken action, and no such action has been taken by a third party, for the winding up, dissolution, or liquidation or similar judicial proceeding or for the appointment of a liquidator, custodian, receiver or other similar officer for the Borrowers or any of their material property or assets.

(h)             The obligation of the Borrowers to pay the principal of and interest on the Loan, in cash or by issuance of Conversion Shares, is absolute and unconditional, and there exists no right of setoff or recoupment, counterclaim, cross-claim or defense of any nature whatsoever to any such payments.

(i)              The Borrowers own or possess adequate rights or licenses to use all trademarks, service marks and all applications and registrations therefor, trade names, patents, patent rights, copyrights, original works of authorship, inventions, licenses, governmental authorizations and trade secrets (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted, except where the failure to own or possess such rights or licenses has not had and is not expected to have a Material Adverse Effect.  Except as disclosed in the Borrower’s public filings with the SEC or in writing to Lender, none of the Borrowers’ Intellectual Property Rights have expired or terminated, or are expected to expire or terminate, prior to the Maturity Date.  The Borrowers do not have any knowledge of any material infringement by the Borrowers of the Intellectual Property Rights of others.  There is no material claim, action or proceeding pending, or to the knowledge of the Borrowers, being threatened, against the Borrowers with respect to their Intellectual Property Rights.  The Borrowers are unaware of any material facts or circumstances which are likely to give rise to any of the foregoing infringements or claims, actions or proceedings.  The Borrowers have taken reasonable security measures to protect the secrecy, confidentiality and value of their material Intellectual Property Rights.

(j)              No Default or Event of Default on the part of either of the Borrowers has occurred and is continuing on the date hereof under any of the Transaction Documents.

(k)             As of the date hereof, Borrower owns 3,065,000 issued and outstanding shares of capital stock of CWT, which are equal to one hundred percent (100%) of the total issued and outstanding shares of capital stock of CWT.

Section 4.02 Representations and Warranties and Certain Covenants of Lender.  Lender represents and warrants as of the date hereof and as of the date of Funding, as follows:

(a)              The Lender has all requisite power and authority to execute and deliver this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby.

(b)              All action on the part of Lender necessary for the authorization of this Agreement, the performance of all obligations of Lender hereunder and under the other Transaction Documents has been taken.  This Agreement and each Transaction Document to which Lender is a party is a valid and binding obligation of Lender enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (regardless of whether such enforceability is considered in equity or at law).

(c)              Lender represents and warrants that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of entering into this Agreement and the other Transaction Documents and consummating the transactions contemplated hereby and thereby, including making the Loan to Borrower on the terms set forth herein and in the Note.  Lender further represents that in making the Loan, it is acquiring the Note and any Conversion Shares into which the Note may be converted in whole or in part pursuant to Section 3.01 hereof for its own account in the ordinary course of its business and for investment only, and not with a view toward or for sale in connection with any distribution thereof or with any present intention of subdividing, participating, distributing, or selling the Note or any interest therein or any such Conversion Shares in whole or in part.  Lender hereby acknowledges and agrees that the Note has not been, and none of the Conversion Shares that may be issued pursuant to Section 3.01 hereof will be registered under the Securities Act or qualified under any applicable state securities law.

(d)              Lender agrees not to sell or transfer the Note or any of the Conversion Shares into which the Note may be converted pursuant to Section 3.01 hereof other than in a transaction that is registered under the Securities Act or is exempt from the registration requirements thereof and qualified or exempt from the qualification requirements under any applicable state securities laws.  If Lender requests Comarco to register in its books or records a transfer of the Note or any of the Conversion Shares in a transaction that is not registered under the Securities Act, Comarco may refuse to register such transfer in its books and records until it receives an opinion of counsel or other evidence that is reasonably satisfactory to Comarco that the sale or transfer is exempt from the registration requirements of the Securities Act and the qualification requirements under applicable state securities laws.

(e)              Lender represents that, immediately prior to the date hereof, it owned approximately nine percent (9%) of the issued and outstanding common stock of Comarco and one of Lender’s officers is serving, and since 2011 has served, as its representative on the Company’s Board of Directors.

ARTICLE V
CONDITIONS PRECEDENT

Section 5.01 Conditions Precedent to Funding of the Loan.  The obligation of the Lender to fund the Loan shall be subject to the fulfillment prior to or concurrently with such Funding, of the following conditions:

(a)              Corporate Authority and Good Standing.

(i)           Lender shall have received copies, certified as true and complete by an officer of each of the Borrowers, of the resolutions of the respective Boards of Directors of the Borrowers, evidencing approval of the Transaction Documents to which each is a party and authorizing an appropriate officer or officers to execute the same in the name and behalf of such Borrowers.

(ii)           Lender shall have received copies, certified as true and complete by an officer of each Borrower, of its respective certificate or articles of incorporation and its respective Bylaws.

(iii)           Lender shall have received a good standing certificate from the Secretary of State of each Borrower’s state of incorporation or other evidence of good standing in such states.

(iv)           If the execution and delivery of this Agreement and the Closing do not take place concurrently, Lender shall have received at Closing a certificate of an authorized officer of each of the Borrowers certifying that (A) no Default or Event of Default has occurred and is continuing; and (B) the representations and warranties of the Borrowers contained in the Transaction Documents are true and correct as of the date of such certificate (or, if any such representation is made as of a specific date, at and as of such date).

(b)              Transaction and Related Documents.  At the Closing, Borrowers shall have duly executed and delivered (i) this Agreement, (ii) the Note, (iii) the Security Agreement, (iv) the Pledge Agreement and (v) any other related documents or instruments necessary or reasonably advisable to perfect the security interest of Lender in the Collateral (referred to in the Security Agreement) in the respective jurisdictions of incorporation of the Borrowers, including Uniform Commercial Code Financing Statements (on Form UCC-1), any and all documents necessary to complete any filings with the United States Patent and Trademark Office and Borrowers shall, by delivery to Lender of a copy of the Payoff Letter executed by Broadwood, have made provision for delivery of the original stock certificate(s), representing all of the pledged capital stock of CWT legally and beneficially owned by Comarco (together with a duly executed stock power in blank), as the Lender shall reasonably require.

(c)              Other Documents/Matters.

(i)             Borrowers shall have delivered or caused to be delivered to Lender the Payoff Letter executed by Broadwood.

(ii)            Lender shall have received such financial and other information concerning the Borrowers as it may reasonably request, including, without limitation, audited consolidated financial statements of Comarco and subsidiaries (considered as a whole) for the prior two (2) fiscal years.

(iii)           Lender shall have received a list of the current outstanding liabilities and the Liens and Indebtedness of each of the Borrowers, including, if requested by Lender, true and correct copies of the agreements or other instruments governing such Liens or Indebtedness.

(iv)           If and to the extent not disclosed in Borrower’s SEC Reports filed with the SEC between January 1, 2012 and the date hereof, Lender shall have received a list of any material litigation, arbitration, administrative regulatory compliance proceedings, or investigations pending or, to the knowledge of the Borrowers, threatened before any court or arbitrator or before or by any Government Authority against the Borrowers.

(v)           The Lender shall have received evidence, satisfactory to the Lender in its sole discretion, that any and all employment agreements, independent contractor agreements, or other agreements pertaining to the employment, retention or compensation of directors, officers, employees or staff of the Borrower, have been amended to permit a change of control and/or the changes in the ownership percentage of the Lender as contemplated by the Transaction Documents.

Section 5.02 Conditions Precedent to Obligations of Borrower.  The obligations of the Borrowers to execute and deliver and consummate the transactions contemplated by this Agreement and the other Transaction Documents shall be subject to the execution and delivery by Lender of the Stock Purchase Agreement and its consummation of the purchase of and payment for the shares of Comarco Common Stock as provided therein.

ARTICLE VI
COVENANTS

Section 6.01 Affirmative Covenants.  Until the Loan is paid in full (whether in cash or by issuance of Conversion Shares), unless otherwise agreed to in writing by Lender, each Borrower shall:

(a)           maintain its corporate existence and qualify and remain qualified to conduct business as currently conducted; and (ii) maintain all approvals necessary for the Loan and all of the Transaction Documents;

(b)           (i) keep its properties and business insured with financially sound and reputable insurers against loss or damage in such manner and to the same extent as shall be no less than that generally accepted as customary in regard to property and business of like character; (ii) punctually pay any premium, commission and any other amount necessary for effectuating and maintaining in force each insurance policy required pursuant hereto and (iii) upon the request of the Lender cause the Lender to be a named insured (without recourse for premiums) and a loss payee of the Borrower’s insurances;

(c)           comply with all applicable laws, rules, regulations and orders of any Government Authority, except for instances of non-compliance which have not had and are not reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(d)           take all action reasonably necessary to permit the Lender’s designated representatives: (i) to visit, on not less than two (2) Business Days prior written notice to Comarco, the premises of the Borrowers and their respective facilities, plants and equipment during normal working hours and on working days, (ii) meet with the directors and executive officers of the Borrower at mutually convenient times and dates, and (iii) have reasonable access, on not less than ten (10) days prior written notice to Comarco, to the books of the Borrowers and to communicate or meet with the Borrower’s auditors during normal working hours and on working days, provided that Lender shall not communicate or meet with Borrower’s auditors without at least ten (10) days prior written notice to Borrower and unless one or more representatives of Comarco has the opportunity to participate in any such communication or meeting;

(e)           have or promptly install and maintain records, books, management information systems and financial control procedures which together are adequate to: (i) support the accounting practices and tax elections of the Borrowers; and (ii) fairly reflect, in all material respects, the consolidated financial condition and consolidated results of the operations of Comarco;

(f)           supply the Lender with copies of (i) Comarco’s annual audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K as soon as it has been filed with the SEC and, in any event, within one hundred twenty (120) days after the end of Comarco’s fiscal year; and (ii) quarterly reports on Form 10-Q for each of the first three (3) quarters of each of Comarco’s fiscal years as and when filed by Borrower with the SEC, and in any event, within sixty (60) days after the end of each such fiscal quarter;

(g)           pay and discharge all Taxes assessed upon the Borrowers prior to the date on which penalties are attached thereto, unless and only to the extent that (i) such Taxes shall be contested in good faith and by appropriate proceedings by Comarco or CWT, (ii) reserves (which are adequate under U.S. GAAP) are maintained by Comarco with respect thereto, and (iii) any failure to pay and discharge such Taxes would not have and could not reasonably be expected to have a Material Adverse Effect;

(h)           promptly inform Lender, in writing, of any proposed material change in the nature or scope of the Business of the Borrowers, or any event or condition which has or is reasonably expected to have a Material Adverse Effect;

(i)           have or obtain, and keep in full force and effect, all licenses, contracts, consents, approvals and authorizations from and registrations with Government Authorities that may reasonably be required to conduct its Business;

(j)           promptly notify the Lender of the occurrence of any of the following: (i) any Default or Event of Default; (ii) the commencement of any material litigation or proceedings or, to the knowledge of the Borrowers, threatened against any of the Borrowers or any of their respective assets; (iii) any event of which the Borrowers are or become aware that, upon the giving of notice or lapse of time, or both, would constitute an Event of Default under any of the Transaction Documents; (iv) any judicial or non-judicial written claims against any of the Borrowers of more than One Hundred Thousand Dollars ($100,000) or the equivalent thereof in any other currency for each claim, and (v) any other development in the business or affairs of the Borrowers if the effect thereof is reasonably expected to have a Material Adverse Effect;

(k)           comply in all material respects with the other Transaction Documents, in addition to this Agreement.

Section 6.02 Negative Covenants.  Until the Loan is paid in full (whether in cash or by issuance of Conversion Shares), without the prior written consent of Lender (which it shall not unreasonably withhold or delay), the Borrowers shall not:

(a)           enter into any material transaction except on an arm’s-length basis;

(b)           consummate any (i) merger, consolidation or reorganization, unless the Borrower is the surviving Person in such merger, consolidation or reorganization and the Persons who were the owners of Borrower’s voting securities immediately prior to the consummation thereof, will own in the aggregate more than fifty percent (50%) of the voting securities of Borrower immediately following the closing of such merger, consolidation or reorganization, or (ii) sale, transfer, lease or exchange of all or substantially all of the assets of either of the Borrowers;

(c)           liquidate or dissolve;

(d)           (i) change its name as it appears in official filings in the state of its incorporation or organization, (ii) change its chief executive office, principal place of business, or mailing address, (iii) change the type of entity that it is, (iv) change its organization identification number, if any, issued by its state of incorporation or other organization, or (v) change its state of incorporation or organization, in each case, unless the Lender shall have received at least thirty (30) days prior written notice of such change and the Lender shall have consent in writing to such change;

(e)           make any material change to the scope or nature of its Business as conducted or proposed to be conducted on the date hereof;

(f)           use the proceeds of the Loan for any purposes other than those set forth in Section 2.03 hereof;

(g)           acquire any equity interests in any other entity or enter into any agreement to acquire any shares or other securities of or any other equity interest in or make any capital contribution to any other Person without the prior written consent of the Lender, which shall not be unreasonably withheld;

(h)           (i) enter into any agreement or arrangement to guarantee or, in any way or under any condition, to become obligated for all or any part of any financial or other obligation of another Person; (ii) create, incur or suffer any Lien upon any of its assets, now owned or hereafter acquired, except Permitted Liens; or (iii) assign, sell, transfer or otherwise dispose of, or terminate, waive or amend any of the Transaction Documents to which it is a party, or the rights and obligations thereunder or hereunder, except as permitted by Section 8.05 below;

(i)            make or permit to exist, loans or advances to, or deposits (except commercial bank and money market deposits in the ordinary course of business) with, other Persons or investments in any Person or enterprise, except for deposits which are referenced in the definition of Permitted Liens above;

(j)           except as expressly provided herein, make any prepayment of any Indebtedness (other than the Loan);

(k)           modify in any material respect the accounting policies followed by Comarco, other than as recommended by Comarco’s auditors or the SEC or in accordance with U.S. GAAP;

(l)           grant any Liens (other than Permitted Liens);

(m)           incur any Indebtedness other than in the ordinary course of business, except wherein the net proceeds of such transaction are applied in full to the payment of principal of and interest on the Loan;

(n)           directly or indirectly: (i) purchase or redeem any shares of its capital stock; (ii) declare or pay or set aside funds for the payment of any dividends or distributions, whether in cash or property (except for dividends payable to the holders of Comarco’s Common Stock in additional shares of its Common Stock); or (iii) increase the annual compensation paid to any executive officers of the Borrowers as of the Effective Date, unless (x) any such increase is part of a written employment contract with any such officer entered into prior to the Effective Date, a copy of which has been delivered to the Lender or (y) in the considered judgment of such Borrower’s Board of Directors such an increase is necessary to retain any such officers;

(o)           permit a Change of Control to occur;

(p)           sell, transfer, lease or exchange any Collateral (referred to in the Security Agreement), except (i) sales of inventory in the ordinary course of business, (ii) the granting, in the ordinary course of business, of licenses under Comarco or CWT patents or under any other intellectual property rights, and (iii) sales of other assets for fair market value not in excess of One Hundred Thousand Dollars ($100,000) in the aggregate per year;

(q)           fail to own or possess Intellectual Property Rights necessary to conduct their respective businesses as now conducted, except where the failure to own or possess such Intellectual Property Rights has not had and is not expected to have a Material Adverse Effect.

Section 6.03 Reimbursement of Taxes.  .  Borrowers shall pay all Taxes (including stamp taxes) or other charges payable on or in connection with the execution, issue, delivery, registration, notarization or enforcement of this Agreement, and the other Loan Documents and shall, upon written notice from Lender, reimburse the Lender for any such Taxes or other charges paid by the Lender thereon; provided, however, that in no event shall Borrower be obligated to reimburse Lender for: (a) Taxes based on or measured by the overall pre-tax or net income of the Lender, (b) Taxes in the nature of franchise Taxes or Taxes for the privilege of doing business imposed by any jurisdiction or any political subdivision or taxing authority therein on Lender, unless such Taxes are imposed as a result of the activities of the Borrowers within the relevant taxing jurisdiction; or (c) Taxes imposed by any jurisdiction or any political subdivision or taxing authority therein on Lender that would not have been imposed but for the Lender being organized in or conducting business or maintaining a place of business in the relevant taxing jurisdiction, or engaging in activities or transactions in any such taxing jurisdiction that are unrelated to the transactions contemplated by this Loan Agreement.

ARTICLE VII
EVENTS OF DEFAULT

Section 7.01 Acceleration upon the Occurrence and Continuance of an Event of Default.  If one or more of the events specified in this Section 7.01 (each an “Event of Default”) shall have occurred and be continuing beyond any applicable cure period, then, by written notice to Comarco, Lender may declare the then unpaid principal of and accrued but unpaid interest on the Loan to be, and the same shall thereupon become, immediately due and payable (in cash or, at the option of Lender in accordance with Section 3.01, by issuance of Conversion Shares), without any further notice and without any presentment, demand or protest of any kind, all of which are hereby expressly waived by the Borrower (provided, that upon any Event of Default specified in clause (l) below, the then unpaid principal of and accrued but unpaid interest on the Loan shall automatically become due and payable):

(a)           Borrowers shall have failed to pay to Lender, in cash or by the issuance of Conversion Shares as provided in Article II or Article III hereof, the entire principal amount of, or accrued interest on the Loan by the date due and such failure continues unremedied for a period of three (3) days following such Date (provided, that no such cure period shall be available with respect to any payment due on the Maturity Date).

(b)           Borrowers shall have failed to pay to Lender, when due, any other amounts that have become payable to Lender under this Agreement or the other Loan Documents and such failure shall continue uncured for fifteen (15) days after the delivery of written notice thereof from the Lender which identifies, with reasonable specificity, the nature of those amounts and the provisions of this Agreement which impose on Borrowers the obligation to pay or reimburse Lender therefor.

(c)           Borrowers shall have defaulted or failed to comply with the due observance or performance of any of their obligations contained in this Agreement or in any of the other Loan Documents, and such default or failure to comply shall continue uncured for a period of thirty (30) days after the delivery of written notice of such default or failure by Lender to Comarco.

(d)           Any representation or warranty of either of the Borrowers made in this Agreement or any other Transaction Document shall be found to have been incorrect, false or misleading in any material respect as of the date it was made or as of date of Funding, as if made again on such date (or, in the case of any such representation or warranty that is made as of a specific date, is found to have been incorrect, false or misleading in any material respect as of such specific date).

(e)           Any Government Authority shall have condemned, nationalized, seized, confiscated or otherwise expropriated all or any substantial part of the assets or business of either Borrower or shall have taken any action for the dissolution of either Borrower or any action that prevents both Borrowers from meeting their material obligations to the Lender under this Agreement or the other Loan Documents.

(f)           Either Borrower shall have failed to make any payment when due, whether at stated maturity, by acceleration or otherwise, under any outstanding Indebtedness (other than the Loan) of such Borrower and any such failure shall have continued beyond any applicable grace period or any other event shall have occurred permitting the acceleration of such Indebtedness, in each case, with respect to Indebtedness in an aggregate amount in excess of Two Hundred Thousand Dollars ($200,000).

(g)           A judgment has been entered against either of the Borrowers which exceeds Two Hundred Thousand Dollars ($200,000), or which is reasonably expected to interfere materially and adversely with the conduct of the Business of either Borrower and any such judgment remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of thirty (30) days from the date of entry thereof.

(h)           This Agreement or any other of the Loan Documents (or any component thereof relating to payment obligations, enforcement rights or other material rights or other material obligations) is or shall have been held, by a court of competent jurisdiction to be invalid, illegal or unenforceable under Applicable Law, and such holding has not been reversed or stayed within a period of sixty (60) days thereafter.

(i)           Any license, permit or approval held by either Borrower shall have been suspended, canceled or revoked, unless such suspension, cancellation or revocation does not have and is not reasonably expected to have a Material Adverse Effect.

(j)           Any authorization necessary for the execution, delivery or performance by the Borrowers of any payment or other material obligations under this Agreement or any of the other Loan Documents or for the validity or enforceability thereof is not obtained or not given or is withdrawn or ceases to remain in full force or effect for a period of more than thirty (30) days following written notice thereof to Comarco.

(k)           This Agreement or any other Loan Document shall be held, by any legislative, executive or judicial body of any jurisdiction or any treaty, law, regulation, decree or ordinance of any jurisdiction to be invalid or unenforceable if such holding shall prevent or materially delay the performance or observance by either Borrower of its material obligations hereunder or thereunder (as applicable).

(l)           The occurrence of any Bankruptcy Event (as defined above in this Agreement).

ARTICLE VIII
MISCELLANEOUS

Section 8.01 Notices.  Any notice or other communication under or pertaining to this Agreement must be in writing and will be deemed given (i) when it is delivered in person or sent by facsimile or email (with proof of receipt at the facsimile number or email address to which it is required to be sent), (ii) on the Business Day after the day on which it is delivered to a major nationwide delivery service for overnight delivery, or (iii) on the third business day after the day on which it is mailed by first class mail from within the United States, to the following addresses (or such other address as may be specified after the date of this Agreement by the party to which the notice or communication is sent):

For the Borrowers:

Comarco, Inc.
25541 Commercentre Drive
Lake Forest, CA 92630
Attn: Tom Lanni, President and CEO
Facsimile: (949) 599-1430
Email:  tlanni@comarco.com

with a copy (which shall not constitute notice) to:

Stradling Yocca Carlson & Rauth PC
660 Newport Center Drive, Suite 1600
Newport Beach, CA 92651
Attn: Ben A. Frydman
Facsimile:  (949) 823-5150
Email:   bfrydman@sycr.com

  For the Lender:

Elkhorn Partners Limited Partnership
2222 Skyline Drive
Elkhorn, NE 68022-1745
Attn: Alan S. Parsow, General Partner
Facsimile: (402) 289-3750
Email:  ElkhornPartnersLP@gmail.com

with a copy (which shall not constitute notice) to:

McGrath North Mullin & Kratz, PC LLO
First National Tower, Suite 3700
1601 Dodge Street,
Omaha NE 68102
Attn:  Jason D. Benson, Esq.
Facsimile (402) 341-0216
Email: jbenson@mcgrathnorth.com

Section 8.02 Conflict; Arms-Length Transaction.  The Parties expressly acknowledge that, immediately prior to the date hereof, (i) the Lender owned approximately nine percent (9%) of the issued and outstanding Common Stock of Comarco; (ii) pursuant to the corporate organizational documents of  Comarco, no shareholder vote is required in order to duly authorize or approve the entry by the Borrowers into this Agreement or the other Transaction Documents or consummate the transactions contemplated hereby and thereby; (iii) the Lender has not directed, controlled or otherwise instructed the Borrowers to enter into this Agreement or the other Transaction Documents or to consummate the transactions contemplated hereby and thereby; (iv) Wayne Cadwallader, who is the Managing Partner — Research of Lender (“Cadwallader”), is currently a member of Comarco’s Board of Directors; (v) Cadwallader has not participated in any negotiations or communications on behalf of Comarco or Lender; (vi) Cadwallader has abstained from any vote of the Comarco Board of Directors concerning or relating to this Agreement or any of the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby.  The Parties hereby expressly waive any and all conflicts of interest which may be present given the aforementioned acknowledged facts and circumstances.  Each Party hereby agrees that this Agreement and the other Transaction Documents have been negotiated and the transactions contemplated hereby and thereby are being undertaken on an arms-length basis.

Section 8.03 Reimbursement of Legal and Other Expenses; Enforcement.  If any amount owing to the Lender under this Agreement shall be collected through enforcement of this Agreement, or settlement or any process of law, or shall be placed in the hands of third Persons for collection, the Borrowers shall pay (in addition to all monies then due in respect of the Loan) the reasonable attorneys’ fees and out of pocket expenses incurred by Lender in respect of such collection.

Section 8.04 Applicable Law and Consent to Jurisdiction

(a)           This Agreement shall be governed by and construed in accordance with the laws of the State of California, United States of America, without giving effect to the conflicts of laws principles thereof.

(b)           This Agreement and the other Transaction Documents to which the Borrowers are a party, and any rights of the Lender arising out of or relating to this Agreement or any other Transaction Documents to which the Borrowers are a party, may, at the option of the Lender, be enforced by the Lender in the courts of the United States of America located in the State of Nebraska or in any other courts having jurisdiction. For the benefit of the Lender, the Borrowers hereby irrevocably agree that any legal action, suit or proceeding arising out of or relating to this Agreement or any other Transaction Document may be brought in the courts of the State of Nebraska or of the United States of America for the State of Nebraska. By the execution and delivery of this Agreement, the Borrowers hereby irrevocably consent and submit to the jurisdiction of any such court in any such action, suit or proceeding. Final judgment against any Borrower in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment. Nothing contained herein or in any other Transaction Document shall affect the right of the Lender to commence legal proceedings or otherwise sue the Borrowers in any court having jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other legal papers upon the Borrowers in any manner authorized by the laws of any such jurisdiction.

(c)           The Borrowers irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement or any other Transaction Document, brought in the courts of the State of Nebraska or in the United States District Court for the State of Nebraska, and any claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Further, the Borrowers irrevocably waive, to the fullest extent permitted by applicable law, any right they may now or hereafter have to the removal to a United States Federal Court of any action brought hereunder in a state court of the State of Nebraska.

(d)           EACH PARTY HEREBY WAIVES ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT TO WHICH IT IS A PARTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(e)           To the extent that the Borrowers may, in any suit, action or proceeding brought in a court arising out of or in connection with this Agreement or any other Transaction Document to which it is a party, be entitled to the benefit of any provision of law requiring the Lender in such suit, action or proceeding to post security for the costs of the Borrowers or to post a bond or to take similar action, the Borrowers hereby irrevocably waive such benefit, in each case to the fullest extent now or hereafter permitted.

(f)           To the extent that any Borrower may be entitled in any jurisdiction to claim for itself or its assets immunity in respect of its obligations under this Agreement or any other Transaction Document from any suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process or to the extent that in any jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), or to the extent it might have the right to have a jury trial, each Borrower hereby irrevocably waives and agrees not to, as applicable, claim or exercise, such immunity and right to jury trial to the fullest extent permitted by the laws of such jurisdiction.

Section 8.05 Successor and Assigns; Lender Representation  The Transaction Documents shall be binding on and shall inure to the Parties and their respective successors and assigns, except that the Borrowers may not assign, grant, pledge, sell or otherwise transfer all or any part of its rights or obligations under the Transaction Documents without the prior written consent of Lender.

Section 8.06  Entire Agreement.  This Agreement and the other Transaction Documents contain the entire understanding and all of the agreements of the Parties with respect to the matters covered hereby and thereby and supersede any and all other prior or contemporaneous written and oral communications, negotiations, commitments and writings with respect thereto.

Section 8.07 Severability.  In case any one or more of the provisions contained in this Agreement shall be held, by a court of competent jurisdiction, to be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

Section 8.08 Amendments.  This Agreement may be amended or modified but only if such amendment or modification is set forth in a written instrument that has been executed and delivered by all of the Parties.

Section 8.09 Waivers  Subject to the provisions of the last sentence of this Section, any Party hereto, by written instrument executed and delivered by such Party, extend the time for the performance of any of the obligations or other acts of any other of the Parties hereto and may waive (i) any inaccuracies of any other Party hereto found to be contained in any of the representations or warranties of such other Party contained in this Agreement, (ii) compliance with any of the covenants, undertakings or agreements of any of the other Parties, or satisfaction of any of the conditions to the waiving Party’s obligations contained in this Agreement, or (iii) the performance by any of the other Parties of any of such Party’s obligations contained in this Agreement.  No failure or delay on the part of any Party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Section 8.10 No Usury.  This Agreement, the Note and all other Transaction Documents are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration or otherwise, shall the amount paid or agreed to be paid to the Lender for the Loan exceed the maximum amount permissible under applicable law.  If from any circumstance whatsoever fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance the Lender shall ever receive interest, or anything which might be deemed interest under applicable law, which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal amount owing on account of the Loan and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of the Loan, such excess shall be refunded to the Borrower.  All sums paid or agreed to be paid to the Lender for the Loan shall, to the extent permitted by applicable law, be deemed to be amortized, prorated, allocated and spread throughout the full term of such Indebtedness until payment in full so that the actual rate of interest on account of such Indebtedness is uniform throughout the term thereof.  The terms and provisions of this paragraph shall control and supersede every other provision of this Agreement and the Notes.

Section 8.11 Survival.

(a)           This Agreement and all covenants, agreements, representations and warranties made hereunder, in the other Transaction Documents, and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall be considered to have been relied upon by the other Parties and shall survive the execution and delivery of this Agreement and the making of the Loan hereunder regardless of any investigation made by any such other Party or on its behalf, and shall continue in force until all amounts payable by Borrowers under the Transaction Documents shall have been fully paid in accordance with the provisions hereof and thereof, and the Lender shall not be deemed to have waived, by reason of making the Loan, or any investigation on its part or on its behalf of the Borrowers, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that the Lender may have had notice or knowledge of any such Default or may have had notice or knowledge that such representation or warranty was false or misleading at the time the Funding was made hereunder.

(b)           The obligations of the Borrower under Section 2.09, Section 2.10, Section 6.03 and this ARTICLE VIII hereof shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loan, or the termination of this Agreement or any provision hereof.

Section 8.12 Indemnity.

(a)           The Borrowers shall, at all times, indemnify and hold harmless (the “Indemnity”) the Lender and its general partners and each of the Lender’s and its general partner’s , officers, employees, agents, counsel and advisors (each, an “Indemnified Person”) in connection with any losses, claims (including the cost of defending against such claims), damages, liabilities, penalties, or other expenses (other than Taxes, the indemnification for which is provided elsewhere in this Agreement) arising out of or due to this Agreement, the other Transaction Documents, the extension of credit hereunder or the Loan, the use or intended use of the Loan or any investment or proposed investment of the proceeds of the Loan by Borrowers, which an Indemnified Person may incur or to which an Indemnified Person may become subject (each, a “Loss”). The Indemnity shall not apply to the extent that a court or arbitral tribunal with jurisdiction over the subject matter of the Loss, and over the Lender and such other Indemnified Person had an adequate opportunity to defend its interests, determines that such Loss resulted from the gross negligence or willful misconduct of the Indemnified Person, which determination results in a final, non-appealable judgment or decision of a court or tribunal of competent jurisdiction. The Indemnity is independent of and in addition to any other agreement of any party hereunder or under any Transaction Document to pay any amount to the Lender and any exclusion of any obligation to pay any amount under this paragraph shall not affect the requirement to pay such amount under any other section hereof or under any of the other Transaction Documents or any other agreement entered into pursuant thereto.

(b)           Without prejudice to the survival of any other agreement of any of the Parties hereunder, the agreements and the obligations of the Parties contained in this Section 8.12 shall survive the termination of each other provision hereof and the payment of all amounts payable to the Lender hereunder.

Section 8.13 No Consequential or Special Damages.  Each Party agrees not to assert on any theory of liability any claim against any other Party to this Agreement for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Transaction Documents or to any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Loan.

Section 8.14 Further Assurances.  Each Party hereto shall execute and deliver after the date hereof such additional documents and instruments and take such additional actions as the other Party may reasonably request in order to carry out the intent of this Agreement or to better evidence or effectuate the transactions contemplated herein

Section 8.15 Counterparts.  This Agreement may be executed in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which executed counterparts, and any photocopies or facsimile or digital copies thereof, shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement..

[ signature page follows ]

IN WITNESS WHEREOF, the Parties, acting through their duly authorized representatives, have caused this Agreement to be signed in their respective names as of the date first above written.

COMARCO, INC.

By:       …/s/  THOMAS W. LANNI
Name:  Thomas W. Lanni
Title:    President & CEO

COMARCO WIRELESS TECHNOLOGIES, INC.

By:        …/s/  THOMAS W. LANNI
Name:  Thomas W. Lanni
Title:    President & CEO

ELKHORN PARTNERS LIMITED PARTNERSHIP

By:  Parsow Management, LLC, General Partner

By: /s/ ALAN S. PARSOW Name: Alan S. Parsow Title: Manager

EXHIBIT A

FORM OF PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF, IN WHOLE OR IN PART, UNLESS AND UNTIL THIS NOTE HAS BEEN REGISTERED UNDER SUCH ACT AND QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS SUCH ANY SUCH SALE, TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND THE QUALIFICATION REQUIREMENTS OF SUCH STATE SECURITIES LAWS.

SECURED CONVERTIBLE PROMISSORY NOTE

February __, 2013	US$1,500,000
Lake Forest, California

FOR VALUE RECEIVED, COMARCO, INC., a California corporation (“Comarco”), and COMARCO WIRELESS TECHNOLOGIES, INC., a Delaware corporation and wholly owned subsidiary of Comarco (“CWT” and, together with Comarco, the “Borrowers” and each, individually, a “Borrower”) do hereby promise to pay to the order of ELKHORN PARTNERS LIMITED PARTNERSHIP, a limited partnership organized and existing under the laws of the State of Nebraska (“Lender”), the principal sum of One Million Five Hundred Thousand Dollars (US$1,500,000) (the “Loan”).  This Secured Convertible Promissory Note (the “Note”) is being issued pursuant to and is the Note referred to in that certain Secured Loan Agreement dated February __, 2013 (the “Loan Agreement”), by and among the Lender, as lender, and Comarco and CWT as the borrowers, to evidence the Loan which Lender has made concurrently herewith pursuant to that Loan Agreement.  Unless otherwise defined herein or the context indicates otherwise, terms in this Note with initial capital letters shall have the respective meanings given to them in the Loan Agreement.  In addition, the terms and provisions of Section 1.02 (entitled “Interpretation”) in the Loan Agreement are incorporated into and made an integral part of this Note.

1.           Interest.  Subject to Section 8 below, the principal amount of the indebtedness evidenced by this Note from time to time outstanding (the “Note Indebtedness”) shall bear interest at the Applicable Rate set forth in the Loan Agreement.  Any payment of principal not paid on or before the Maturity Date shall bear interest thereafter and until such principal is paid in full at a rate per annum equal to the Default Rate.  All interest shall accrue and be calculated on the actual number of days elapsed and on the basis of a 360 day year.

2.           Payment of Principal and Interest; Conversion into Comarco Shares.  The principal amount of the Note, and interest accrued thereon, shall be payable by Borrowers to Lender, in lawful currency of the United States, on the Maturity Date and in accordance with the terms and provisions set forth in Section 2.07 of the Loan Agreement, provided, however, that any portion or all of the unpaid principal amount of the Note Indebtedness and accrued but unpaid interest thereon may, at the option of Comarco, be paid by the conversion thereof into shares of Comarco Common Stock (referred to in the Loan Agreement as the “Conversion Shares”) in accordance with the terms and provisions of Article III of the Loan Agreement (entitled “CONVERSION OF UNPAID PRINCIPAL AND INTEREST”).  By this reference, the terms and provisions of Section 2.07 and Article III of the Loan Agreement are incorporated and made an integral part of this Note.  If this Note or any payment required to be made hereunder becomes due and payable on a day which is not a Business Day, the due date thereof shall be the immediately succeeding Business Day.

3.           Prepayment of Indebtedness.  The Note Indebtedness and accrued but unpaid interest thereon may be prepaid by Borrowers to Lender at any time in whole or from time to time in part before the Maturity Date of the Loan, without penalty or premium, as provided in Section 2.08 of the Loan Agreement, the terms and provisions of which are hereby incorporated into and made an integral part of this Note.

3.           Security.  The performance by the Borrowers of their obligation to pay the principal of and interest on the Note Indebtedness and their other respective obligations under this Note and the Loan Agreement, are secured by the grant by Borrowers to Lender, pursuant to that certain Security Agreement of even date herewith by and among Lender as Grantee and the Borrowers as Grantors, of a security interest in the Collateral (as defined in that Security Agreement).

4.           Events of Default; Acceleration of Indebtedness.  Upon the occurrence and continuance of any Event of Default set forth in Section 7.01 of the Loan Agreement, Lender may declare all of the unpaid principal of and all accrued but unpaid interest on the Note Indebtedness to be immediately due and payable, effective on written notice to Comarco (an “Acceleration Notice”), in which event the such unpaid principal and accrued but unpaid interest shall be become immediately payable by Borrowers in cash or at their option, by Comarco’s issuance to Lender of Conversion Shares (pursuant to Article III of the Loan Agreement), or a combination thereof.

5.           Enforcement of this Note.  If Borrowers fail to pay, in cash or Conversion Shares, the unpaid principal of and the accrued but unpaid interest on the Note Indebtedness at the Maturity Date or upon receipt of an Acceleration Notice, whichever is earlier, Lender may institute any action for the enforcement or the collection of such Note Indebtedness, and there shall also be due and payable to Lender all reasonable costs and expenses of collection, including the reasonable fees and disbursements of Lender’s attorneys in connection therewith, as and when incurred by Lender.

6.           Certain Waivers.  The Borrowers, for themselves and their respective successors and assigns and any endorsers of this Note from time to time, hereby waive (i) presentment, protest, demand for payment, diligence and, with the exception of an Acceleration Notice as provided in Section 4 hereof, notice of dishonor and of nonpayment, and any and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note, and (ii) all rights to the benefits of any statute of limitations and any moratorium, appraisement, exemption and homestead now or hereafter provided by any federal or state statute, including, without limitation, exemptions provided by or allowed under any federal or state bankruptcy or insolvency laws, both as to themselves and as to all of their respective property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note.

7.           Obligations Absolute.  Borrowers hereby agree that their obligations hereunder are absolute and unconditional without regard to the liability of any other party and that no delay on the part of the holder hereof in exercising any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right.  For avoidance of doubt, the payment obligations of Borrowers under this Note and those under the Loan Agreement are not intended to be and are not duplicative, but constitute the same obligations and, by acceptance of this Note, Lender agrees that the payment in full of the Note Indebtedness and interest thereon (whether in cash or by issuance of Conversion Shares) and the payment of any other charges that may be due Lender hereunder shall automatically discharge any such payment obligations of the Borrowers under the Loan Agreement.

8.           Usury Savings Clause.   If at any time this transaction would be usurious under Applicable Law, then regardless of any provision to the contrary that may be contained in the Loan Agreement or this Note, or in any other agreement made in connection with the Loan, it is agreed that (a) the total of all consideration which constitutes interest under applicable law that is contracted for, charged or received under the Loan Agreement, this Note or any such other agreement shall under no circumstances exceed the maximum rate of interest permitted to be charged under Applicable Law, if any, and any interest payable or paid in excess of such maximum rate shall be credited against the unpaid principal amount of the Note Indebtedness or, if such Indebtedness has theretofore been paid in full as provided in Section 3 hereof, such excess interest shall, instead, be paid promptly to the Borrowers, and (b) if the Maturity Date of this Note is accelerated as provided in Section 4 of this Note or, if the Borrowers prepay the Note Indebtedness, any amounts which, due to such acceleration or prepayment, would constitute interest may never include more than the maximum rate of interest permitted to be paid by Applicable Law and any excess interest provided for in the Loan Agreement, in this Note or otherwise, shall be credited against, and thereby reduce, the amount of principal or interest that would otherwise be payable by the Borrowers on such acceleration or any such prepayment or, if theretofore paid by Borrowers to Lender, will be repaid, instead, by Lender promptly to the Borrowers.

9.           Mutilation or Loss of Note.  Upon receipt of evidence satisfactory to Comarco of the loss, theft, destruction or mutilation of this Note, and of indemnity reasonably satisfactory to it in the event this Note has been lost, stolen or destroyed, or upon surrender and cancellation of this Note if it has been mutilated, Comarco shall execute and deliver to Lender a new Note of like date, tenor and amount, provided, however, that if, prior thereto, the principal amount of the Note Indebtedness has been prepaid in part, the principal amount set forth in that new Note shall be equal to the then unpaid balance thereof.

10.           Notices.  Any notice, request, direction or other communication under or pertaining to this Note shall be given in accordance with Section 8.01 of the Loan Agreement, the terms and provisions of which Section are hereby incorporated in full herein.

11.           Waiver of Jury Trial.  THE UNDERSIGNED HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS NOTE.

12.           Assignment.  Without the prior written consent of Lender, neither of the Borrowers may assign any rights they may have or delegate any of their respective duties to any other Person.  Subject to Section 13 below, Lender may assign this Note, in whole or in part, without the consent of the Borrowers, provided that Lender has given Borrowers at least ten (10) days prior written notice of any such assignment and the identity of the Person to whom Lender intends to make such assignment.

13.           Restrictions on Transferability of this Note.  Lender understands and, by acceptance of this Note, agrees as follows:  (i) this Note constitutes, and any Conversion Shares that may be issued on conversion, in whole or in part, of the Note Indebtedness, will constitute, “restricted securities” as defined in SEC Rule 144 under the Securities Act inasmuch as the Note is being acquired by Lender from the Borrowers and such Conversion Shares, if issued, will be acquired by Lender from Comarco, in transactions not involving a public offering, (ii) subject to certain limited exemptions, this Note, and any Conversion Shares that may be issued on conversion, in whole or in part, of the Note Indebtedness (collectively, the “Comarco Securities”), may not be resold, disposed of, transferred, pledged or otherwise hypothecated, in whole or in part, unless and until they have been registered under the Securities Act and qualified under applicable state securities laws, (iii) no trading market exists for the Note and none is expected to develop and the shares of Common Stock of Comarco are not listed on an exchange and trading in such Shares is limited, (iv) there is no assurance that any exemption from such registration requirements under Securities Act or qualification requirements under state securities laws will be available and, even if available, such exemptions may not enable Lender to sell or otherwise transfer all or any portion of the Comarco Securities under the circumstances, in the amounts or at the times Lender desires to do so, and (v) Comarco has no present intention of registering the Note or such Conversion Shares under the Securities Act or qualifying such Securities under any applicable state securities laws.  Accordingly, Lender must bear the economic risk of owning such Comarco Securities indefinitely.  Lender is aware of the provisions of SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act on the transferability of the Comarco Securities.

14.           Governing Law.  This Note shall be governed by, construed in accordance with and enforced under the laws of the State of California without reference or resort to California’s choice of law rules or principles.

[signature page follows]

IN WITNESS WHEREOF, the Borrowers have executed and delivered this Note on the day and date first above written.
COMARCO, INC.

By:	/s/
Thomas W. Lanni
President and CEO

COMARCO WIRELESS TECHNOLOGIES, INC.

By:	/s/
Thomas W. Lanni
President and CEO

EXHIBIT B

FORM OF
SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Security Agreement”) is made as of this ___ day of February 2013, by and between COMARCO, INC., a California corporation (“Comarco”), and COMARCO WIRELESS TECHNOLOGIES, INC, a Delaware corporation (“CWT” and together with Comarco, the “Grantors”) and ELKHORN PARTNERS LIMITED PARTNERSHIP, a limited partnership organized and existing under the laws of the State of Nebraska (the “Grantee”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Secured Loan Agreement, dated February ___, 2013, by and among the Grantors, as Borrowers, and the Grantee, as Lender (as may be amended from time to time, the “Loan Agreement”), the Grantee has agreed to make a senior secured loan in the principal amount of One Million Five Hundred Thousand United States Dollars (US$1,500,000) (the “Loan”) to the Grantors and the Grantors have agreed to repay the Loan pursuant to the terms and conditions therein contained, which Loan is evidenced by that certain promissory note dated of even date herewith made by Grantors to the order of Grantee (the “Note”);

WHEREAS, it is a condition precedent to the Grantee extending the Loan to the Grantors that the Grantors execute and deliver to the Grantee, among other things, this Security Agreement in order to create in favor of the Grantee a valid and perfected first priority security interest, as that term is defined in the Uniform Commercial Code of California (the “UCC”), in the Collateral (as such term is hereinafter defined), as security for the payment and performance of all the obligations of the Grantors, now or hereafter existing, under and in connection with the Loan Agreement and Note whether for principal, interest, fees, expenses or otherwise and all obligations of the Grantors now or hereafter existing under this Security Agreement (all such obligations of the Grantors are hereinafter collectively referred to as the “Secured Obligations”).

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors agree with the Grantee as follows:

1.           Defined Terms.  Unless otherwise defined herein, terms defined in the Loan Agreement shall have the same meanings when used herein.

2.           Grant of Security.  Each of Comarco and CWT, as security for the Secured Obligations, hereby assigns, pledges, transfers and sets over unto the Grantee and its successors and assigns, and hereby grants to the Grantee a continuing first priority security interest in, all of such Grantor’s right, title and interest in and to all of its now existing or hereafter acquired tangible and intangible properties, including, without limitation, a first priority security interest in all present and future assets of such Grantor (each of the now existing assets are described on Exhibit A hereto) (collectively hereinafter referred to as the “Collateral”) until the Secured Obligations have been paid or otherwise satisfied in full.

3.           Security for Secured Obligations.  This Security Agreement secures the payment and performance of all of the Secured Obligations.

4.           Representations and Warranties.  Each Grantor represents and warrants that:

(a)           Except as may otherwise be set forth on a written disclosure statement (the “Disclosure Statement”) delivered by the Grantors to Grantee and its counsel at least two (2) hours prior to the execution and delivery of this Agreement, such Grantor is the sole legal and beneficial owner of its right, title and interest in and to the Collateral, free and clear of any pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever, except Permitted Liens.  Except as may otherwise be set forth on the Disclosure Statement, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office in the Grantors’ respective states of incorporation or in any other jurisdiction where any of the Collateral is located, other than financing statements or other instruments similar in effect with respect to Permitted Liens;

(b)           (i) its true exact legal name is that set forth on the signature page hereof, (ii) it is a corporation incorporated under the laws of its jurisdiction, and (iii) its sole place of business and the office where it keeps its records is located at 25541 Commercentre Drive, Lake Forest, California 92630;

(c)           it has the requisite corporate power and authority to execute, deliver and perform its obligations under this Security Agreement and to grant to Grantee the security interest being granted by such Grantor in this Security Agreement;

(d)           this Agreement constitutes a valid obligation of such Grantor, legally binding upon it and enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (regardless of whether such enforceability is considered in equity or at law);

(e)           upon (i) the making of the Loan by Grantee to Grantors and (ii) the filing of UCC-1 financing statements, in the forms attached hereto as Exhibit B (the “UCC-1s”), in the appropriate filing offices, the Grantee will have a valid perfected security interest having first priority (except with respect to Permitted Liens) in the Collateral that may be perfected by filing a financing statement and the proceeds thereof that may be perfected by filing a financing statement;

(f)           no consent of any other party is required in connection with the execution, delivery and, performance of this Security Agreement by Grantors, or the validity, enforceability or enforcement of this Security Agreement against such Grantor, and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency, other than the filing of the UCC-1s as contemplated by paragraph 3(e) above, is required to be made or obtained by such Grantor in connection with its execution, delivery or performance, or the validity, enforceability or enforcement against such Grantor, of this Security Agreement, provided that such Grantor makes no representation or warranty with respect to any consent that may be required under any contract, agreement or other arrangement to which such Grantor is a party, but only to the extent any such contracts, agreements or other arrangements are not individually or in the aggregate material to the business, financial condition, results of operations or value of Grantors (a “Grantor Contract”) in order to assign any of its rights in any such Grantor Contract to Grantee;

(g)           the execution, delivery and performance of this Security Agreement will not violate or contravene (i) any provision of any existing law or regulation or any decree of any court, governmental authority, bureau or agency having jurisdiction in the premises to which such Grantor is bound or subject, (ii) the charter documents of such Grantor, (iii) any mortgage, indenture, security agreement, contract, undertaking or other agreement to which such Grantor is a party or which purports to be binding upon it or any of its properties or assets (provided that such Grantor makes no representation or warranty with respect to any consent that may be required under any contract or agreement to which such Grantor is a party, but only to the extent any such contracts, agreements or other arrangements are not individually or in the aggregate material to the business, financial condition, results of operations or value of Grantors, in order to grant a security interest in any such contract or agreement to which such Grantor is a party), and will not result in the creation or imposition of any lien, charge or encumbrance on, or security interest in, any of its properties or assets pursuant to the provisions of any such mortgage, indenture, security agreement, contract, undertaking or other agreement, except as contemplated herein and except for Permitted Liens; and

(h)           the representations and warranties set forth in Article IV of the Loan Agreement insofar as they relate to such Grantor are true and complete and such Grantor will comply with each of the covenants set forth in the Loan Agreement which are required to be complied with by such Grantor.

5.           Covenants.  Each Grantor hereby covenants that until the Secured Obligations have been paid or otherwise satisfied:

(a)           it shall defend the security interest of the Grantee conferred by this Security Agreement in and to the Collateral at the cost of such Grantor against the claims and demands of all persons whomsoever except for holders of Permitted Liens;

(b)           except as herein permitted or as permitted by the Loan Agreement, without the prior written consent of the Grantee, it shall not sell, assign, transfer, charge, pledge or encumber in any manner any part of the Collateral or suffer to exist any encumbrance on the Collateral other than Permitted Liens;

(c)           that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or advisable, or that the Grantee may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Grantee to exercise and enforce its rights and remedies hereunder with respect to the Collateral, subject to any Permitted Liens and the rights and any priorities of the holders thereof.  Without limiting the generality of the foregoing, such Grantor shall execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or advisable, or as the Grantee may reasonably request, whether in a jurisdiction where the UCC has been adopted or any other jurisdiction, in order to perfect and preserve the security interests granted or purported to be granted hereby;

(d)           it hereby authorizes the Grantee to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Grantor where permitted by law;

(e)           it will furnish to the Grantee from time to time as the Grantee may reasonably request statements and schedules further identifying and describing the Collateral and such other reports in connection therewith, all in reasonable detail;

(f)           upon reasonable written notice and without materially interfering with the ordinary course or conduct of such Grantor’s business, the Grantee shall have full and free access during normal business hours to all the books, correspondence and records of such Grantor pertaining to the Collateral, and the Grantee or its representatives may examine the same, take extracts therefrom and make photocopies thereof, and such Grantor agrees to render to the Grantee, at such Grantor’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.  The Grantee and its representatives shall at all times, upon two (2) Business Days’ advance written notice, without materially interfering with the ordinary course or conduct of such Grantor’s business (including worldwide shipment), also have the right, during normal business hours, to enter into and upon any premises where any of the Collateral is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein;

(g)           it will comply with all requirements of law applicable to the Collateral or any part thereof other than those requirements with which the failure to comply would not have a material adverse effect on the existence, condition or value of the Collateral or the security interests granted hereunder; provided, however, that such Grantor may contest any requirement of law in any reasonable manner which shall not, in the reasonable opinion of the Grantee, materially adversely affect the Grantee’s rights or the priority of its security interest in the Collateral;

(h)           without thirty (30) days’ prior written notice to the Grantee, such Grantor shall not (i) change its chief executive office or principal place of business, or (ii) remove the Collateral from any of the counties in which such Collateral is presently located except in the ordinary course or conduct of such Grantor’s business or in connection with a transfer of any item of Collateral to another party to the extent expressly permitted by the Loan Agreement.  Such Grantor shall furnish to the Grantee from time to time, as the Grantee may reasonably request, reports identifying the locations where the Collateral is located;

(i)           it shall not change its company name, legal existence or legal form, nor carry on business under any name other than its current name, unless (i) it has given to the Grantee not less than thirty (30) days’ prior written notice of its intention to do so, specifying such new name, legal entity or legal form, and providing such other information in connection therewith as the Grantee may reasonably request, and (ii) with respect to such new name, legal entity or legal form, it shall have taken all action, requested by the Grantee in its reasonable discretion, to maintain the security interest of the Grantee in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect;

(j)           it shall pay promptly, or cause to be paid promptly, when due, all property and other material taxes, assessments and governmental charges or levies imposed upon, and all lawful claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent that its liability therefor is being contested in good faith and adequate reserves have been maintained therefor;

(k)           it will maintain all Collateral that is tangible property necessary in such Grantor’s business in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide maintenance, service and repairs necessary for such purpose;

(l)           it shall maintain, or cause to be maintained, insurance in the type and in the amount as is standard in the industry of such Grantor.  All policies of insurance shall have endorsed a loss payable clause reasonably acceptable to the Grantee and/or such other endorsements as the Grantee may from time to time reasonably request, and such Grantor will promptly provide the Grantee with copies of the policies or certificates of such insurance.  Such Grantor shall promptly notify the Grantee of the occurrence of any material loss or damage to the Collateral.  All proceeds of insurance on the Collateral shall be applied (after payment of any amounts payable to the Grantee pursuant to this Security Agreement) in whole or in part in accordance with the Loan Agreement; and

(m)           it shall, promptly upon request, provide to the Grantee all information and evidence it may reasonably request concerning the Collateral to enable the Grantee to enforce the provisions of this Security Agreement.

6.           Grantee Appointed Attorney-in-Fact.  Each Grantor hereby irrevocably appoints the Grantee as such Grantor’s attorney-in-fact, with full authority in the name, place and stead of such Grantor, effective upon the occurrence and during the continuance of an Event of Default, to take any action and to execute any document which the Grantee may deem, in its discretion, necessary or advisable to enable Grantee to protect its interests in the Collateral and to exercise and enforce its rights and remedies under this Security Agreement.

7.           Grantee May Perform.  If the Grantors fail to perform any agreement contained herein, the Grantee may itself perform, or cause to be performed, such agreement, and the reasonable expenses of the Grantee incurred in connection therewith shall be payable by the Grantors.

8.           The Grantee’s Duties.  The powers conferred on the Grantee hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon the Grantee to exercise any such powers.  Except for the safe custody of any of the Collateral which, from time to time, may come into its possession and the accounting for moneys actually received by it hereunder, the Grantee shall have no duty as to the Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Collateral.

9.           Remedies.  The security interest created by this Security Agreement shall be enforceable if an Event of Default in accordance with Article VII of the Loan Agreement shall have occurred and be continuing and the Grantee shall have, among other things, the following rights:

(a)           subject to the limitations of Section 9-610 and 9-615 of the UCC (if applicable), to sell, assign, transfer and deliver at any time the whole, or from time to time any part, of the Collateral or any rights or interests therein, at public or private sale or in any other manner, at such price or prices and on such terms as the Grantee may deem appropriate, and either for cash, on credit, for other property or for future delivery, at the option of the Grantee, upon not less than 10 days’ written notice (which 10 day notice is hereby acknowledged by the Grantors to be reasonable) addressed to each Grantor at its last address on file with the Grantee, but without demand, advertisement or other notice of any kind (all of which are hereby expressly waived by the Grantors).  If any of the Collateral or any rights or interests therein are to be disposed of at a public sale, the Grantee may, without notice or publication, adjourn any such sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, occur at the time and place identified in such announcement.  If any of the Collateral or any rights or interests therein shall be disposed of at a private sale, the Grantee shall be relieved from all liability or claim for inadequacy of price.  At any such public sale the Grantee may purchase the whole or any part of the Collateral or any rights or interests therein so sold.  Each purchaser, including the Grantee should it acquire the Collateral, at any public or private sale shall hold the property sold free from any claim or right of redemption, stay, appraisal or reclamation on the part of the Grantors which are hereby expressly waived and released to the extent permitted by applicable law.  If any of the Collateral or any rights or interests therein shall be sold on credit or for future delivery, the Collateral or rights or interests so sold may be retained by the Grantee until the selling price thereof shall be paid by the purchaser, but the Grantee shall not incur any liability in case of failure of the purchaser to take up and pay for the Collateral or rights or interests therein so sold.  In case of any such failure, such Collateral or rights or interests therein may again be sold or not less than 10 days’ written notice as aforesaid;

(b)           in addition to the rights and remedies granted to it in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Secured Obligations, the Grantee shall have rights and remedies of a secured party under the UCC; and

(c)           subject to the rights of holders of any Permitted Liens, all cash proceeds received by the Grantee in respect of any sale of, or other realization upon, all or any part of the Collateral shall be applied (after payment of any amounts payable to the Grantee pursuant to this Security Agreement) in whole or in part by the Grantee in accordance with the Loan Agreement.  Any surplus which exists after payment and performance in full of the Secured Obligations shall be promptly paid over to the Grantors or otherwise disposed of in accordance with the UCC or other applicable law.

10.           Non-Interference with Remedies; Specific Performance.  Each Grantor agrees that, following the occurrence and during the continuance of an Event of Default, it will not at any time pledge, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Security Agreement, or the absolute sale of the whole or any part of the Collateral or the possession thereof by any purchaser at any sale hereunder, and such Grantor waives the benefit of all such laws to the extent it lawfully may do so.  Each Grantor agrees it will not interfere with any right, power or remedy of the Grantee provided for in this Security Agreement now or hereafter existing at law or in equity or by statute or otherwise, or with the exercise or beginning of the exercise by the Grantee of any one or more of such rights, powers or remedies.

11.           Waiver of Defenses.  Each Grantor agrees that a breach of any of the agreements or covenants contained in this Security Agreement will cause irreparable injury to the Grantee, that the Grantee has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every agreement and covenant contained in this Security Agreement shall be specifically enforceable against such Grantor, and each Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such agreements or covenants except for a defense that the Secured Obligations are not then due and payable in accordance with the agreements and instruments governing and evidencing such Secured Obligations.

12.           Indemnity, Expenses and Interest.

(a)           The Grantors shall on demand of the Grantee pay to the Grantee (on a full indemnity basis) all costs, charges, losses, liabilities and expenses reasonably expended, paid or incurred by the Grantee (whether before or after this Security Agreement becomes enforceable), including reasonably incurred attorneys’ and other professional fees, in connection with any breach of the covenants of the Grantors herein or the exercise of any rights exercisable under this Agreement or the recovery of any of the Secured Obligations by the Grantee, including, without limitation, any sums at any time payable to the Grantee and all reasonable costs, charges, losses, liabilities and expenses incurred by Grantee for the protection, realization, enforcement or release of any provision of this Security Agreement, except to the extent the same results from the Grantee's gross negligence or willful misconduct.

(b)           After the occurrence and during the continuance of an Event of Default, the Grantors shall, after demand by the Grantee, pay to the Grantee interest at a rate per annum equal to the Default Rate (as such term is defined in the Loan Agreement) on all of the costs, charges, losses, liabilities and expenses for which the Grantors are required to indemnify the Grantee pursuant to Section 12(a) hereof.

13.           Security Interest Absolute.  All rights of the Grantee and the security interest granted hereunder, and all Secured Obligations, shall be absolute and unconditional, irrespective of:

(a)           any lack of validity or enforceability of the Transaction Documents or any other agreement or instrument relating thereto;

(b)           any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Grantors or any other person under or in connection with the Loan Agreement or any other amendment or waiver of or any consent to any departure from the Transaction Documents or the terms of any thereto; or

(c)           any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Grantors in respect of the Secured Obligations or this Security Agreement other than payment and satisfaction in full of the Secured Obligations.

14.           Continuing Security Interest.  This Security Agreement shall create a continuing first priority security interest in the Collateral and shall (i) remain in full force and effect until payment in full of the Secured Obligations, (ii) be binding upon each of the Grantors, its successors and permitted assigns, and (iii) inure to the benefit of the Grantee and its respective successors, transferees and assigns.  Upon the payment in full of the Secured Obligations, the security interest granted hereby shall immediately terminate and all rights in and to the Collateral shall revert to the Grantors.  Immediately upon any such termination, the Grantee will, at the Grantors’ expense, execute and deliver to the Grantors a UCC-3 Termination Statement describing all of the Collateral together with such other documents as the Grantors shall reasonably request of Grantee at any time thereafter to evidence such termination.

15.           No Waiver; Remedies Cumulative and Exclusive.  The Grantee shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the Grantee, and then only to the extent therein set forth.  A waiver by the Grantee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Grantee would otherwise have had on any future occasion.  No failure to exercise nor any delay in exercising on the part of the Grantee, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.  The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

16.           Changes in Writing; Successors and Assigns.  None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Grantee.  This Security Agreement and all obligations of the Grantors hereunder shall be binding upon the successors and permitted assigns of the Grantors and shall, together with the rights and remedies of the Grantee hereunder, inure to the benefit of the Grantee, its respective successors and assigns; provided, however, that neither of the Grantors may assign or transfer its rights or obligations hereunder without the prior written consent of the Grantee.

17.           Agents.  The Grantee may employ agents and attorneys-in-fact in connection herewith and Grantee shall be responsible for the gross negligence or willful misconduct of any such agents or attorneys-in-fact selected by it.  Nothing herein contained shall release any such agent from any liability arising from such agent’s gross negligence or willful misconduct.

18.           Notices.  Any notice or other communication under this Agreement must be in writing and will be deemed given (i) when it is delivered in person or sent by facsimile or email (with proof of receipt at the facsimile number or email address to which it is required to be sent), (ii) on the Business Day after the day on which it is delivered to a major nationwide delivery service for overnight delivery, or (iii) on the third business day after the day on which it is mailed by first class mail from within the United States, to the following addresses (or such other address as may be specified after the date of this Agreement by the party to which the notice or communication is sent):

  For the Grantors:

Comarco, Inc. and Comarco Wireless Technologies, Inc.
25541 Commercentre Drive,
Lake Forest, California 92630
Attn:  Tom Lanni, President & CEO
Facsimile:  (949) 599-1430

Email:  tlanni@comarco.com

  with a copy (which shall not constitute notice) to:

Stradling Yocca Carlson & Rauth
660 Newport Center Drive, Suite 1600
Newport Beach, CA 92660
Attn.: Ben A. Frydman
Facsimile: (949) 823-5150
Email:  bfrydman@sycr.com

For the Grantee:

Elkhorn Partners Limited Partnership
2222 Skyline Drive
Elkhorn, NE 68022-1745
Attn: Alan S. Parsow, General Partner
Facsimile: (402) 289-3750
Email:  ElkhornPartnersLP@gmail.com

with a copy (which shall not constitute notice) to:

McGrath North Mullin & Kratz, PC LLO
First National Tower, Suite 3700
1601 Dodge Street,
Omaha NE 68102
Attn:  Jason D. Benson, Esq.
Facsimile (402) 341-0216

Email: jbenson@mcgrathnorth.com

19.           Governing Law.  This Security Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the principles of conflicts of law thereof.

20.           WAIVER OF JURY TRIAL.  THE GRANTORS, AND BY ITS ACCEPTANCE HEREOF, THE GRANTEE, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS SECURITY AGREEMENT.

21.           Severability.  If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Grantee in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity and unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

22.           Counterparts.  This Security Agreement may be signed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

23.           Headings.  In this Security Agreement, Section headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Security Agreement.
[-signature page follows-]

IN WITNESS WHEREOF, the Parties, acting through their duly authorized representatives, have caused this Security Agreement to be signed in their respective names as of the date first above written.

“GRANTORS”	COMARCO, INC.

Name: Thomas W. Lanni
Title: President & CEO

COMARCO WIRELESS TECHNOLOGIES, INC.

By:
Name: Thomas W. Lanni
Title: President & CEO

“GRANTEE”	ELKHORN PARTNERS LIMITED PARTNERSHIP

	By:	Parsow Management, LLC, General Partner

By:
Name: Alan S. Parsow
Title: Manager

EXHIBIT C

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Pledge Agreement”), dated as of February ___, 2013, is made by and between COMARCO, INC., a corporation incorporated under the laws of the State of California (the “Pledgor”), as pledgor, and ELKHORN PARTNERS LIMITED PARTNERSHIP, a limited partnership organized and existing under the laws of the State of Nebraska (the “Pledgee”), as pledgee.

W I T N E S S E T H:

WHEREAS, pursuant to that certain Secured Loan Agreement, dated February ___, 2013 (as amended from time to time, the “Loan Agreement”), made by and among the Pledgee, as lender, and the Pledgor and Comarco Wireless Technologies, Inc., a corporation incorporated under the laws of the State of Delaware (“CWT”), together as borrowers, Pledgee has agreed to provide to the Pledgor and CWT a term loan in the principal amount of One Million Five Hundred Thousand United States Dollars (US$1,500,000) (the “Loan”);

WHEREAS, as of the date hereof, the Pledgor is the registered and beneficial owner of 3,065,000 issued and outstanding shares of capital stock (the “Pledged Shares”) of CWT (in such capacity, the “Pledged Company”), and the Pledged Shares are represented by share certificates bearing numbers 1,2,8,10,12 & 16 (the “Certificates”);

WHEREAS, it is a condition precedent to the Pledgee making the Loan available to the Pledgor under the Loan Agreement that the Pledgor execute and deliver to the Pledgee, as security for the obligations of the Pledgor to the Pledgee, a pledge of all of the Pledgor’s right, title and interest in and to the Pledged Shares; and

NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Pledgor and the Pledgee agree as set forth below:

SECTION 1.        Defined Terms. Except as otherwise defined herein, terms defined in the Loan Agreement shall have the same meaning when used herein.

SECTION 2.        Grant of Security. As security for (a) the full and prompt payment, when due, whether by acceleration or otherwise, of all amounts owing by the Pledgor to the Pledgee under the Transaction Documents and (b) the punctual and full performance and compliance by the Pledgor of each and every duty, covenant, agreement and obligation thereof under the Transaction Documents (all obligations referred to in clauses (a) and (b) above are herein referred to as the “Obligations”), the Pledgor hereby pledges, assigns, transfers and delivers to the Pledgee the Pledged Shares and hereby grants to the Pledgee a first priority lien on and a first priority security interest in the following (collectively, the “Pledged Collateral”):

(i)           the Pledged Shares and all capital, revenue, profit, income, gain or other property or proceeds, return on contribution or otherwise with respect to the Pledged Shares;

(ii)          all securities, moneys or property representing dividends or interest on any of the Pledged Shares, or representing a distribution in respect of the Pledged Shares, or resulting from a split-up, revision, reclassification or other like change of the Pledged Shares or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Shares (exclusive of any equity holder loan);

(iii)         all right, title and interest of Pledgor in, to and under any policy of insurance payable by reason of loss or damage to the Pledged Shares and any other Pledged Collateral;

(iv)         all other payments due or to become due to the Pledgor in respect of the Pledged Shares whether under any organizational document or otherwise, whether as contractual obligations, damages or otherwise;

C - 1

(v)           all “accounts”, “general intangibles”, “instruments” and “investment property” (in each case as defined in the Uniform Commercial Code of the State of California (the “UCC”)) constituting or relating to the foregoing;

(vi)          all Proceeds of any of the foregoing property of Pledgor (including, without limitation, any proceeds of insurance thereon, all “accounts”, “general intangibles”, “instruments” and “investment property”, in each case as defined in the UCC, constituting or relating to the foregoing); and

(vii)         all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof.

SECTION 3.         Pledge Documents.  Concurrently with the execution of this Pledge Agreement and upon the circumstances described in Section 6 hereof, the Pledgor shall execute and deliver to the Pledgee an irrevocable proxy in favor of the Pledgee in respect of the Pledged Shares of the Pledged Company in the form set out in Exhibit A hereto (the “Irrevocable Proxy”) and shall deliver to the Pledgee the Certificates together with a signed, undated instrument of transfer in the form set out in Exhibit B hereto (an “Instrument of Transfer”) pertaining thereto duly executed in blank.

SECTION 4.         Representations and Warranties. The Pledgor represents and warrants that:

(a)           it is the legal and beneficial owner of, and has good and marketable title to, the Pledged Collateral, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever, except the lien and security interest created and contemplated by this Pledge Agreement;

(b)           it has requisite corporate power and authority to execute, deliver and perform its obligations under this Pledge Agreement and to create the lien and security interest contemplated by this Pledge Agreement;

(c)           the Pledged Shares of the Pledged Company (i) have been duly and validly issued pursuant to the relevant organizational documents of the Pledged Company, (ii) constitute one hundred percent (100%) of the total issued and outstanding capital stock of the Pledged Company and (iii) are evidenced by the Certificates;

(d)           the Pledged Shares are “securities” governed by Article 8 of the UCC;

(e)           as of the date hereof, no Person has entered into any options, warrants or other agreements to acquire additional capital stock in the Pledged Company and there are no voting trusts or other agreements or arrangements relating to any Pledged Collateral;

(f)            this Pledge Agreement constitutes a valid obligation of the Pledgor, legally binding upon it and enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (regardless of whether such enforceability is considered in equity or at law);

(g)           the pledge, hypothecation, assignment of the Pledged Collateral and the delivery to Pledgee of the Pledged Shares (together with the Instrument of Transfers) pursuant to and/or described in this Pledge Agreement create a valid and perfected first priority security interest in the Pledged Collateral;

(h)           no consent of any other party (including equity interest holders of the Pledgor) is required in connection with the execution, delivery, performance, validity, enforceability or enforcement of this Pledge Agreement, and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery, performance, validity, enforceability or enforcement of this Pledge Agreement;

(i)            the execution, delivery and performance of this Pledge Agreement by Pledgor will not violate or contravene (i) any provision of any existing law or regulation or any decree to which Pledgor is bound that has been issued by any court, governmental authority, bureau or agency having jurisdiction in the premises, (ii) the organizational documents of the Pledgor, or (iii) any mortgage, indenture, security agreement, contract, undertaking or other agreement to which the Pledgor is a party or which purports to be binding upon it or any of its properties or assets and will not result in the creation or imposition of any lien, charge or encumbrance, other than any Permitted Liens (as defined in the Loan Agreement), on, or security interest in, any of its properties or assets pursuant to the provisions of any such mortgage, indenture, security agreement, contract, undertaking or other agreement;

(j)           its chief executive office is located at 25541 Commercentre Drive, Lake Forest, CA 92630; and

(k)          the representations and warranties set forth in the Loan Agreement insofar as they relate to the Pledgor are true and complete and the Pledgor shall comply with each of the covenants set forth in the Loan Agreement which are applicable thereto.

SECTION 5.                                Covenants.  The Pledgor hereby covenants that until the Secured Obligations have been paid or otherwise satisfied in full:

(a)          it shall warrant and defend the right and title of the Pledgee conferred by this Pledge Agreement in and to the Pledged Collateral at the cost of the Pledgor against the claims and demands of all persons whomsoever;

(b)          it shall not sell, assign, transfer, charge, pledge or encumber in any manner any part of the Pledged Collateral or suffer to exist any encumbrance on the Pledged Collateral other than the lien created hereby;

(c)           it shall not amend or modify any organizational document of the Pledged Company;

(d)           it shall not vote the Pledged Shares of the Pledged Company in favor of the consolidation, merger, dissolution, liquidation or any other corporate reorganization of the Pledged Company;

(e)           it shall not take from the Pledged Company any undertaking or security in respect of its liability hereunder or in respect of any other liability of the Pledged Company to the Pledgor and the Pledgor shall not prove nor have the right of proof, in competition with the Pledgee, for any monies whatsoever owing from the Pledged Company to the Pledgor, in any insolvency or liquidation, or analogous proceedings under any applicable law, of the Pledgor;

(f)           there shall not be issued any additional shares of capital stock in the Pledged Company nor any options, warrants or other agreements to do so issued or entered into;

(g)          it shall not release, transfer or otherwise dispose of any shares of capital stock held by the Pledged Company as treasury stock or otherwise;

(h)          it shall furnish to Pledgee from time to time statements and schedules further identifying and describing the Pledged Collateral as Pledgee reasonably requests, all in reasonable detail;

(i)           it shall give at least thirty (30) days’ prior written notice to Pledgee of any (i) change of the location of Pledgor’s chief executive office from that specified in Section 4(j) hereof, (ii) change of Pledgor’s name, identity or structure or (iii) reorganization or reincorporation of Pledgor under the laws of another jurisdiction; and

(j)           it shall indemnify the Pledgee from, and hold it harmless against, any and all liabilities with respect to, or resulting from, any delay in paying any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Pledged Collateral or in connection with the transaction contemplated by this Pledge Agreement.

SECTION 6.        Delivery of Additional Collateral.  If the Pledgor shall become entitled to receive or shall receive any equity interests, or option or rights to acquire any equity interests in the Pledged Company, whether as an addition to, in substitution of, or in exchange for any of the Pledged Shares, the Pledgor agrees to accept the same as the agent of the Pledgee and to hold the same in trust for the benefit of the Pledgee and to deliver the same forthwith to the Pledgee in the exact form received, with the endorsement of the Pledgor when necessary and/or appropriate undated Instruments of Transfer duly executed in blank, and Irrevocable Proxies for any shares of capital stock so received, in substantially the form of Irrevocable Proxy attached hereto to be held by the Pledgee, subject to the terms hereof, as additional collateral security for the Obligations.

SECTION 7.        Voting Rights.  On the occurrence and during the continuance of an Event of Default, the Pledgee shall, as the Pledgee and as the holder of the Irrevocable Proxies, receive notice and have the right (but not the obligation) to vote the Pledged Shares at its own discretion at, any annual or special meeting, as the case may be, of the shareholders of the Pledged Company, and until the occurrence of an Event of Default, the Pledgor shall continue to receive notice and have the right to vote the Pledged Shares at its own discretion at any annual or special meeting, as the case may be, of the shareholders of the Pledged Company.

SECTION 8.        UCC Filings.  The Pledgor does hereby authorize the Pledgee to do all things the Pledgee may deem to be reasonably necessary or advisable in order to perfect or maintain the security interest granted by this Pledge Agreement including, but not limited to, filing any and all Uniform Commercial Code financing statements or renewals thereof.

SECTION 9.        Remedies.  Upon the occurrence and during the continuance of an Event of Default, the Pledgee shall be entitled, without further notice to the Pledgor:

(a)           subject to the limitations of Sections 9-610 and 9-615 of the UCC (to the extent applicable), and subject to Pledgee’s compliance with the Federal and applicable state securities laws, to sell, assign, transfer and deliver at any time the whole, or from time to time any part, of the Pledged Collateral or any rights or interests therein, at public or private sale or in any other manner, at such price or prices and on such terms as the Pledgee may deem appropriate, and either for cash, on credit, for other property or for future delivery, at the option of the Pledgee, upon not less than 10 days’ written notice (which 10 day notice is hereby acknowledged by the Pledgor to be reasonable) addressed to the Pledgor at its last address provided to the Pledgee pursuant to this Pledge Agreement, but without demand, advertisement or other notice of any kind (all of which are hereby expressly waived by the Pledgor).  If any of the Pledged Collateral or any rights or interests thereon are to be disposed of at a public sale, and such public sale complies with applicable Federal and state securities laws, the Pledgee may, without notice or publication, adjourn any such sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, occur at the time and place identified in such announcement.  If any of the Pledged Collateral or any rights or interests therein shall be disposed of at a private sale, the Pledgee shall be relieved from all liability or claim for inadequacy of price.  At any such public sale the Pledgee may purchase the whole or any part of the Pledged Collateral or any rights or interests therein so sold.  Each purchaser, including the Pledgee should it acquire the Pledged Collateral, at any public, and each purchaser who acquires the Pledged Collateral at a private sale, shall hold the property sold free from any claim or right of redemption, stay, appraisal or reclamation on the part of the Pledgor which are hereby expressly waived and released to the extent permitted by applicable law.  If any of the Pledged Collateral or any rights or interests therein shall be sold on credit or for future delivery, the Pledged Collateral or rights or interests so sold may be retained by the Pledgee until the selling price thereof shall be paid by the purchaser, but the Pledgee shall not incur any liability in case of failure of the purchaser to take up and pay for the Pledged Collateral or rights or interests therein so sold.  In case of any such failure, the Pledged Collateral or rights or interests therein may again be sold on not less than 10 days’ written notice as aforesaid; and

(b)           to exercise all voting and other equity interest rights at any meeting of any Pledged Company and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to the Pledged Shares of the Pledged Company as if it was the absolute owner thereof, including, without limitation, the right to exchange at its discretion, such Pledged Shares upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Pledged Company or, upon the exercise by the Pledged Company or the Pledgee of any right, privilege or option pertaining to such Pledged Share, and in connection therewith, to deposit and deliver such Pledged Shares with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it.

SECTION 10.      No Duty on Pledgee.  The Pledgee shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

SECTION 11.      Application of Proceeds.  All moneys collected or received by the Pledgee pursuant to this Pledge Agreement shall be applied as provided in the Loan Agreement.  Any surplus which exists thereafter shall be promptly paid over to the Pledgor or otherwise disposed of in accordance with the UCC or other applicable law.

SECTION 12.      Miscellaneous.

12.1           Further Assurances. The Pledgor agrees that if this Pledge Agreement shall, in the reasonable opinion of the Pledgee, at any time be deemed by the Pledgee, for any reason, insufficient in whole or in part to carry out the intent and purposes of this Pledge Agreement, it shall execute or cause to be executed such other documents or deliver or cause to be delivered such further assurances as in the reasonable opinion of the Pledgee may be required in order to more effectively accomplish the purposes of this Pledge Agreement.

12.2           Remedies Cumulative and Not Exclusive; No Waiver.  Each and every right, power and remedy herein given to the Pledgee shall be cumulative and shall be in addition to every other right, power and remedy of the Pledgee now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy, whether herein given or otherwise existing, may be exercised from time to time, in whole or in part, and as often and in such order as may be deemed expedient by the Pledgee, and the exercise or the beginning of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No failure, delay or omission by the Pledgee in the exercise of any right or power or in the pursuance of any remedy accruing upon any breach or default by the Pledgor or any Security Party shall impair any such right, power or remedy or be construed to be a waiver of any such right, power or remedy or to be an acquiescence therein; nor shall the acceptance by the Pledgee of any security or of any payment of or on account of any of the amounts due from the Pledgor or any Security Party to the Pledgee and maturing after any breach or default or of any payment on account of any past breach or default be construed to be a waiver of any right with respect to any future breach or default or of any past breach or default not completely cured thereby. In addition to the rights and remedies granted to it in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Obligations, the Pledgee shall have rights and remedies of a secured party under the UCC.

12.3           Successors and Assigns. This Pledge Agreement and all obligations of the Pledgor hereunder shall be binding upon the successors and assigns of the Pledgor and shall, together with the rights and remedies of the Pledgee hereunder, inure to the benefit of the Pledgee, its respective successors and assigns.

12.4           Waiver; Amendment. None of the terms and conditions of this Pledge Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Pledgor and the Pledgee.

12.5           Invalidity. If any provision of this Pledge Agreement shall at any time, for any reason, be declared invalid, void or otherwise inoperative by a court of competent jurisdiction, such declaration or decision shall not affect the validity of any other provision or provisions of this Pledge Agreement, or the validity of this Pledge Agreement as a whole and, to the fullest extent permitted by law, the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Pledgee in order to carry out the intentions of the parties hereto as nearly as may be possible. The invalidity and unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

12.6           Notices.  To be effective, any notice or other communication under or pertaining to this Agreement or to the Pledged Collateral must be in writing and will be deemed given (i) when it is delivered in person or sent by facsimile or email (with proof of receipt at the facsimile number or email address to which it is required to be sent), (ii) on the first Business Day after the day on which it is delivered to a major nationwide delivery service for overnight delivery, or (iii) on the third Business Day after the day on which it is mailed by first class mail from within the United States, to the following addresses (or such other address as may be specified after the date of this Agreement by the party to which the notice or communication is sent):

For the Company:

Comarco, Inc.
25541 Commercentre Drive
Lake Forest, CA 92630
Attn: Tom Lanni, President and CEO
Facsimile: (949) 599-1430
Email:  tlanni@comarco.com

with a copy (which shall not constitute notice) to:

Stradling Yocca Carlson & Rauth PC
660 Newport Center Drive, Suite 1600
Newport Beach, CA 92651
Attn: Ben A. Frydman
Facsimile:  (949) 823-5150
Email:   bfrydman@sycr.com

  For Purchaser:

Elkhorn Partners Limited Partnership
2222 Skyline Drive
Elkhorn, NE 68022-1745
Attn: Alan S. Parsow, General Partner
Facsimile: (402) 289-3750
Email:  ElkhornPartnerLP@gmail.com

with a copy (which shall not constitute notice) to:

McGrath North Mullin & Kratz, PC LLO
First National Tower, Suite 3700
1601 Dodge Street,
Omaha NE 68102
Attn:  Jason D. Benson, Esq.
Facsimile (402) 341-0216
Email: jbenson@mcgrathnorth.com

12.7           Counterparts; Electronic Delivery.  This Pledge Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same instrument.  Delivery of an executed counterpart of this Pledge Agreement by facsimile or electronic transmission shall be deemed as effective as delivery of an originally executed counterpart.  In the event that the Pledgor or Pledgee delivers an executed counterpart of this Pledge Agreement by facsimile or electronic transmission, the Pledgor or Pledgee, as the case may be, shall also deliver an originally executed counterpart as soon as practicable, but the failure of the Pledgor or Pledgee (as the case may be) to do so shall not affect the validity or effectiveness of this Pledge Agreement.

12.8           References.  References herein to Sections, Exhibits and Schedules are to be construed as references to sections of, exhibits to, and schedules to, this Pledge Agreement, unless the context otherwise requires.

12.9           Headings.  In this Pledge Agreement, Section and paragraph headings are inserted for convenience of reference only and shall not be taken into account in the interpretation of this Pledge Agreement.

12.10        Termination.  When all of the monetary Obligations shall have been fully satisfied, the Pledgee agrees that it shall immediately release the Pledgor from its obligations hereunder and the Pledgee, at the request and expense of the Pledgor, shall within three (3) Business Days thereafter (i) execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Pledge Agreement, and the Irrevocable Proxies and (ii) shall deliver to the Pledgor the Certificates, together with the Instrument of Transfer and the Irrevocable Proxies and all other documents and instruments or other property pledged hereunder as security for the Pledgor’s Obligations, together with the other items furnished to the Pledgee pursuant to this Pledge Agreement.

SECTION 13.    Applicable Law, Jurisdiction and Waivers.

13.1           Governing Law.  This Pledge Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to principles of conflicts of laws thereof.

13.3           WAIVER OF IMMUNITY.  TO THE EXTENT THAT THE PLEDGOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM SUIT, JURISDICTION OF ANY COURT OR ANY LEGAL PROCESS (WHETHER THROUGH ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OF A JUDGMENT, OR FROM ANY OTHER LEGAL PROCESS OR REMEDY) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE PLEDGOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS PLEDGE AGREEMENT.

13.4           WAIVER OF JURY TRIAL.  EACH OF THE PLEDGOR AND THE PLEDGEE HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO OR ANY BENEFICIARY HEREOF ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS PLEDGE AGREEMENT.

[-signature page follows-]

IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed the day and year first above written.

COMARCO, INC.

By:    ____________________________
Name:   Thomas W. Lanni
Title:  President and CEO
ELKHORN PARTNERS LIMITED PARTNERSHIP

By:  Parsow Management, LLC, General Partner

By: _____________________________
Name:  Alan S. Parsow
Title:  Manager

 [ signature page to Pledge Agreement ]